                                                                    EXHIBIT 10.1

                                                                  CONFORMED COPY


================================================================================

                        DIGITAL TELEVISION SERVICES, LLC


                      ------------------------------------


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                            dated as of July 30, 1997
                      ------------------------------------


                                   $90,000,000
                                 Credit Facility

                      ------------------------------------




                        CIBC WOOD GUNDY SECURITIES CORP.,
                                  as Arranger,

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                              as Syndication Agent,

                              FLEET NATIONAL BANK,
                             as Documentation Agent

                                       and

                       CANADIAN IMPERIAL BANK OF COMMERCE,
                             as Administrative Agent


================================================================================

         SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 30, 1997, among DIGITAL TELEVISION SERVICES, LLC, a Delaware limited liability company formerly known as Columbia DBS Holdings, LLC (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), CIBC WOOD GUNDY SECURITIES CORP. ("CIBCWG"), as arranger (the "Arranger"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("MGT"), a New York banking corporation, as syndication agent (in such capacity, the "Syndication Agent"), FLEET NATIONAL BANK ("Fleet"), as documentation agent (in such capacity, the "Documentation Agent"), and CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian-chartered bank acting through its New York Agency, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").


                              W I T N E S S E T H :

                  WHEREAS, the Borrower and its Subsidiaries are in the business of providing direct broadcast services and related equipment pursuant to the Contracts (as hereinafter defined);

                  WHEREAS, the Borrower, certain Lenders (the "Existing Lenders") and the Administrative Agent are parties to the Amended and Restated Credit Agreement, dated as of May 9, 1997 (as the same has been amended, supplemented or otherwise modified through the date hereof, the "Existing Credit Agreement");

                  WHEREAS, the parties hereto wish to amend and restate the Existing Credit Agreement pursuant to this Agreement in order to effect certain modifications to the terms and conditions of the Existing Credit Agreement;

                  WHEREAS, the parties hereto have elected to amend and restate the Existing Credit Agreement pursuant to this Agreement rather than amend the Existing Credit Agreement or enter into a new credit agreement for their convenience and intend that all indebtedness, obligations and liens created under the Existing Credit Agreement and the other Loan Documents be continued hereunder and thereunder and remain in full force and effect and not be discharged, paid, satisfied or cancelled except to the extent otherwise provided herein and therein; and

                  WHEREAS, on the Closing Date (as hereinafter defined), (i) all amounts owing under or in connection with the Existing Credit Agreement will be paid in full, (ii) the Existing Credit Agreement will be amended and restated in its entirety as set forth in this Agreement and (iii) the Borrower may then and thereafter obtain extensions of credit from the Lenders under this Agreement in accordance with the Commitments hereunder;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree that, effective on the Closing Date, the Existing Credit Agreement shall be and hereby is amended and restated in its entirety to read as follows:

                             SECTION 1. DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such terms to be equally applicable to the singular and plural forms thereof):

                  "ABR Loans": Loans the rate of interest applicable to which is based upon the CIBC Alternate Base Rate.

                  "Adjusted EBITDA": for any period, with respect to the Borrower and its Subsidiaries on a consolidated basis, EBITDA for such period plus the following expenses of the Borrower and its Subsidiaries for such period: (a) payroll expense in respect of employees or agents of the Borrower and such Subsidiaries engaged exclusively in sales and marketing, (b) sales expense, and (c) the excess, if any, of (i) the sum of (x) the cost of equipment and (y) the expenses incurred in generating installation revenue over (ii) equipment and installation revenue.

                  "Adjusted Interest Coverage Ratio": as of the end of each calendar quarter of the Borrower, the ratio of (a) Annualized Adjusted EBITDA for such calendar quarter to (b) Cash Interest Expense (excluding the first four payments of interest on the Subordinated Notes to the extent paid in cash from amounts on deposit in the Subordinated Notes Escrow Account) for the twelve month period ending on the last day of such calendar quarter.

                  "Adjusted Leverage Ratio": at the end of each calendar quarter of the Borrower, with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Total Indebtedness on such date to
         (b) Annualized Adjusted EBITDA for such calendar quarter.

                  "Adjustment Date": each date on or after December 31, 1997, that is the second Business Day following receipt by the Administrative Agent of both (i) the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, for the then most recently completed fiscal period and (ii) the related Compliance Certificate required to be delivered pursuant to subsection 7.2(b) with respect to such fiscal period.

                  "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Aggregate Outstanding Revolving Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Revolving Credit Lender then outstanding and

         (b) such Revolving Credit Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding.

                  "Agreement": this Second Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Annualized Adjusted EBITDA": for any calendar quarter, four times Adjusted EBITDA for such quarter.

                  "Annualized Contribution": for any calendar quarter, four times Contribution for such quarter.

                  "Annualized EBITDA": for any calendar quarter, four times EBITDA for such quarter.

                  "Applicable Margin": during the period from the Closing Date until the first Adjustment Date, the Applicable Margin in respect of Loans shall equal (i) with respect to Revolving Credit Loans which are ABR Loans, 2.25% per annum, (ii) with respect to Revolving Credit Loans which are Eurodollar Loans, 3.50% per annum, (iii) with respect to Term Loans which are ABR Loans, 2.50% per annum and (iv) with respect to Term Loans which are Eurodollar Loans 3.75% per annum; provided such Applicable Margin will be adjusted on each Adjustment Date to the applicable rate per annum set forth under the applicable heading on
         Schedule 2 which corresponds to the Leverage Ratio determined from the financial statements and Compliance Certificate relating to the end of the calendar quarter immediately preceding such Adjustment Date; and provided, further that in the event that the financial statements required to be delivered pursuant to subsection 7.1(a) or 7.1(b), as applicable, and the related Compliance Certificate required to be delivered pursuant to subsection 7.2(b), are not delivered when due, then

                           (a) if such financial statements and Compliance
                  Certificate are delivered after the date such financial statements and Compliance Certificate were required to be delivered (without giving effect to the thirty-day cure period provided in Section 9(d) but prior to the expiration of the thirty-day cure period provided in Section 9(d), and the Applicable Margin increases (or decreases) from that previously in effect as a result of the delivery of such financial statements and Compliance Certificate, then the Applicable Margin in respect of Loans during the period from the date upon which such financial statements and Compliance Certificate were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause (b) below, be the Applicable Margin as so increased (or decreased); or

                           (b) if such financial statements and Compliance
                  Certificate are not delivered prior to the expiration of the thirty-day cure period provided in Section 9.1(d), then, effective upon such expiration, for the period from the date upon which such financial statements and Compliance Certificate were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon which such financial statements and Compliance Certificate actually are delivered, the Applicable Margin in respect of all Loans shall be the highest rate which could then be applicable thereto as set forth on
                  Schedule 2.

                  "Assignee": as defined in subsection 11.6(c).

                  "Assignment and Assumption Agreement": the Assignment and Assumption Agreement to be entered into by the Borrower and/or certain of its Subsidiaries, substantially in the form of Exhibit A to the Existing Credit Agreement, (i) entered into pursuant to the Guarantee and Collateral Agreement and (ii) for each Contract and rights therein assigned to the Administrative Agent, for the ratable benefit of the Lenders, by the Borrower and/or certain of its Subsidiaries and consented to by DirecTv, Inc. and the NRTC.

                  "Assignment and Consent": the Assignment and Consent, dated as of November 27, 1996 substantially in the form of Exhibit A to the Original Credit Agreement, for each Contract and rights therein assigned to the Administrative Agent, for the ratable benefit of the Lenders, by the Borrower and/or its Subsidiaries and consented to by DirecTv, Inc. and the NRTC, as the same has been amended, supplemented or otherwise modified to the date hereof and as may be further amended, supplemented or otherwise modified from time to time.

                  "Available Revolving Credit Commitment": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of
         (a) the amount of such Revolving Credit Lender's Revolving Credit Commitment at such time over (b) the sum of (i) the aggregate unpaid principal amount at such time of all Revolving Credit Loans made by such Revolving Credit Lender, and (ii) an amount equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the outstanding L/C Obligations at such time; collectively, as to all the Revolving Credit Lenders, the "Available Revolving Credit Commitments".

                  "Board of Directors": with respect to any Person, the board of directors, board of managers or similar governing body of such Person or of the general partner or of the Manager of such Person.

                  "Borrower": as defined in the preamble hereto.

                  "Borrower's Service Areas": the Service Areas in which the Borrower and its Subsidiaries have rights to market direct DirecTv pursuant to the NRTC Agreements.

                  "Borrower's Subscriber Base": collectively, the Subscriber Bases of the Borrower and its Subsidiaries.

                  "Borrowing Base": at any time, the sum of (i) $1050 times the number of Paying Subscribers within the Borrower's Service Areas (other than any Paying Subscriber which is the obligor on accounts receivable upon which the Administrative Agent, for the ratable benefit of the Lenders, does not have a first perfected Lien) plus (ii) $40 times the number of households within the Borrower's Service Areas; provided that if the Borrower fails to deliver any Borrowing Base Certificate in the form and at the times required by subsection 7.2(e), the Borrowing Base shall, at the close of business on the fifteenth day following notice to the Borrower of the failure to deliver such Borrowing Base Certificate, be reduced to $0 and shall remain $0 until such time as a Borrowing Base Certificate in proper form is delivered, at which time the Borrowing Base shall be calculated as set forth herein.

                  "Borrowing Base Certificate": as defined in subsection 7.2.

                  "Borrowing Certificate": as defined in subsection 2.3.

                  "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.3, 2.8 or 3.2 as a date on which the Borrower requests the Lenders to make Loans hereunder or the Issuing Lender to issue Letters of Credit hereunder.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, "Business Day" shall mean any Business Day on which dealings in Dollars between banks may be carried on in London, England and New York, New York.

                  "Capital": DTS Capital, Inc., a Delaware corporation and a wholly owned subsidiary of the Borrower.

                  "Capital Expenditure": as defined in subsection 8.10.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits and demand deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Ratings Services ("S&P") or

         P-2 by Moody's Investors Service, Inc. ("Moody's"), (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds substantially all of the assets of which are invested in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "Cash Interest Expense": for any period and without duplication, with respect to the Borrower and its Subsidiaries on a consolidated basis, Interest Expense paid or payable in cash in respect of Total Indebtedness during such period.

                  "Change of Control": the occurrence of any of the following events:

                           (i) the Control Group, as a whole, shall at any time
                  cease to own, directly or indirectly, free and clear of all Liens, 30% of the Capital Stock of the Borrower, determined on a fully diluted basis; or

                           (ii) the Control Group, as a whole, shall at any time
                  cease to own, determined on a fully diluted basis, sufficient shares of the Capital Stock of the Borrower, determined on a fully diluted basis, to elect a majority of the Board of Directors of the Borrower or otherwise cease to have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Borrower; or

                           (iii) Senior Management ceases to be employed by
                  Management, the Borrower or any Subsidiary of the Borrower;

                           (iv) Senior Management ceases both to be employed by
                  Management and to be responsible for the overall operation of the Borrower and its Subsidiaries; or

                           (v) a Change in Control (as defined in the
                  Subordinated Notes Indenture).

                  "CIBC": Canadian Imperial Bank of Commerce, a
         Canadian-chartered bank, acting through its New York Agency.

                  "CIBC Alternate Base Rate": on any particular date, a rate of interest per annum equal to the highest of:

                           (a) the rate of interest most recently announced by
                  CIBC as its base rate (the "CIBC Prime Rate"); and

                           (b) the Federal Funds Rate for such date plus 1/2 of
                  1%.

                  The CIBC Alternate Base Rate is not necessarily intended to be the lowest rate of interest charged by CIBC in connection with extensions of credit.

                  "Closing Date": the date on which the conditions precedent set forth in subsection 6.1 shall be satisfied.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all assets (including rights under the Contracts and assets constituting shares of Capital Stock) of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document; provided, however, that Collateral shall not include the Interest Escrow Agreement, any amounts held in the Subordinated Notes Escrow Account or any proceeds thereof.

                  "Columbia": the collective reference to Columbia Capital Corporation, and, so long as such Persons remain shareholders of Columbia Capital Corporation, James B. Murray, Jr., Mark Kington, David Mixer, Mark Warner, Robert Blow, Harry F. Hopper, Jr., and their respective Affiliates.

                  "Columbia Capital Corporation": Columbia Capital Corporation, a Virginia corporation.

                  "Commitment Percentage": as to any Lender, the percentage of the aggregate Revolving Credit Commitments and Term Loan Commitments constituted by such Lender's Revolving Credit Commitment and Term Loan Commitment, or following the Closing Date, the percentage representing a fraction the numerator of which is the sum of (i) the aggregate principal amount of such Lender's Term Loans then outstanding plus (ii) the Revolving Credit Commitment of such Lender (or, following the termination or expiration of the Revolving Credit Commitments, the sum of (x) the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding plus (y) such Lender's Revolving Credit Commitment Percentage of all L/C Obligations then outstanding), and the denominator of which is the sum of (i) the aggregate principal amount of Term Loans of all Lenders then outstanding plus (ii) the aggregate Revolving Credit Commitments of all Lenders (or, following the termination or expiration of the Revolving Credit Commitments, the sum of (x) the aggregate principal amount of all Revolving Credit Loans then outstanding plus (y) the aggregate principal amount of all L/C Obligations then outstanding).

                  "Commitments": the collective reference to the Revolving Credit Commitments, the Term Loan Commitments and the L/C Commitment; individually, a "Commitment".

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                  "Compliance Certificate": as defined in subsection 7.2(b).

                  "Consolidated Current Assets": on any date, with respect to the Borrower and its Subsidiaries on a consolidated basis, all assets of the Borrower and its Subsidiaries on such date which, in accordance with GAAP would be classified on a consolidated balance sheet of the Borrower as "current assets".

                  "Consolidated Current Liabilities": on any date, with respect to the Borrower and its Subsidiaries on a consolidated basis, all liabilities of the Borrower and its Subsidiaries on such date which, in accordance with GAAP, would be classified on a consolidated balance sheet of the Borrower as "current liabilities".

                  "Consolidated Net Income": for any period, the net income (or deficit) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Working Capital": on any date, with respect to the Borrower and its Subsidiaries on a consolidated basis, the Consolidated Current Assets (other than cash and Cash Equivalents) of the Borrower and its Subsidiaries on such date minus the Consolidated Current Liabilities (other than the current portion of long-term Indebtedness) of the Borrower and its Subsidiaries on such date.

                  "Contract": the collective reference to the contracts and agreements listed on Schedule 5.20 and any other contractual arrangements or agreements entered into by the Borrower or any of its Subsidiaries with the NRTC providing rights to market, distribute and/or sell DirecTv and other broadcast services and related equipment.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Contribution": for any period, with respect to the Borrower and its Subsidiaries on a consolidated basis, EBITDA for such period plus the following expenses of the Borrower and its Subsidiaries for such period: (a) payroll and benefits expenses, (b) administrative expenses, (c) sales expenses, and (d) the excess, if any, of (i) the sum of (x) the cost of equipment and (y) the expenses incurred in generating installation revenue over (ii) equipment and installation revenue.

                  "Control Group": collectively, Columbia, Donald A. Doering, Douglas S. Holladay, Jr., William J. Dorran, Earle A. MacKenzie and their respective Affiliates.

                  "Default": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "DirecTv": the direct broadcast satellite and programming services available from DirecTv, Inc.

                  "DirecTv, Inc.": DirecTv, Inc., a California corporation.

                  "DirecTv Obligations": the obligations of the Borrower and its Subsidiaries to the NRTC and DirecTv, Inc. in respect of certain programming services provided by the NRTC and DirecTv, Inc.

                  "Documentation Agent": Fleet, as documentation agent for the Lenders under this Agreement and the other Loan Documents.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "EBITDA": for any period, with respect to the Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, an amount equal to the sum of (a) Net Income for such period, plus (b) income taxes, excluding income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales or other dispositions of assets permitted under subsection 8.7, plus (c) Interest Expense for such period, plus (d) depreciation for such period, plus (e) amortization for such period.

                  "Environmental Costs": any and all costs or expenses (including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, fines, penalties, damages, settlement payments, judgments and awards), of whatever kind or nature, contingent or otherwise, arising out of, or in any way relating to, any violation of, noncompliance with or liability under any Environmental Laws or any orders, requirements, demands, or investigations of any person related to any Environmental Laws. Environmental Costs include any and all of the foregoing, without regard to whether they arise out of or are related to any past, pending or threatened proceeding of any kind.

                  "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any foreign government, the United States, or any state, local, municipal or other Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

                  "Environmental Permits": any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Escrow Security Agreement": the Escrow Security Agreement, dated as of July ___, 1997 among the Borrower and Capital, as grantors and The Bank of New York, as Collateral Agent for the benefit of the holders of the Subordinated Notes.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined by the Administrative Agent to be the arithmetic mean of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, "Eurodollar Base Rate" shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which CIBC is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period. "Telerate British Bankers Assoc. Interest Settlement Rates Page" shall mean the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

                  "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                   Eurodollar
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Event of Default": any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Excess Cash Flow": with respect to any fiscal year of the Borrower, an amount equal to (a) Consolidated Net Income for such fiscal year, plus (b) amortization and depreciation for such fiscal year, plus (c) extraordinary, unusual or non-recurring losses for such fiscal year, plus (d) interest paid from the Subordinated Notes Escrow Account to the extent deducted in the calculation of Consolidated Net Income, minus (e) extraordinary, unusual or non-recurring gains for such fiscal year, minus (f) capital expenditures made in accordance with subsection 8.9 during such fiscal year, minus (g) payments of principal on Indebtedness resulting in a permanent reduction of such Indebtedness during such fiscal year (other than mandatory prepayments pursuant to subsection 4.3), minus (h) amounts arising from sales of assets permitted by subsection 8.7 during such fiscal year to the extent included in Consolidated Net Income and paid to the Lenders as a mandatory prepayment pursuant to subsection 4.3(a), minus (i) increases in Consolidated Working Capital for such fiscal year, plus (j) decreases in Consolidated Working Capital for such fiscal year.

                  "Exchange Act": the Securities Exchange Act of 1934, as amended from time to time.

                  "Existing Credit Agreement": as defined in the second recital hereto.

                  "Existing Lender": as defined in the second recital hereto.

                  "Facility": as defined in the third recital hereto.

                  "Federal Funds Rate": for any particular date, an interest rate per annum equal to the interest rate (rounded upwards, if necessary, to the nearest 1/16th of 1%) offered in the interbank market to the Administrative Agent as the overnight Federal Funds Rate at or about 10:00 A.M. New York City time, on such day (or if such day is not a Business Day, for the next preceding Business Day).

                  "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "Fleet": as defined in the preamble hereto.

                  "Funded Indebtedness": at any date, an amount equal to all Indebtedness of any Person other than that described in clause (e) of the definition of Indebtedness. "Funded Indebtedness" with respect to the Borrower shall include, among other things, the principal balance of all then outstanding Loans under this Agreement.

                  "GAAP": generally accepted accounting principles in the United States of America as in effect at the time of preparation of the financial statements referred to in subsection 5.1, applied on a consistent basis, provided, however, that, for purposes of the financial statements required to be delivered pursuant to subsection 7.1, GAAP shall mean generally accepted accounting principles in the United States of America as in effect at the time of the applicable financial statements.

                  "General and Administrative Expenses": for any period for the Borrower and its Subsidiaries, (i) all general and administrative expenses of the Borrower and such Subsidiaries for such period and (ii) all payroll expenses of the Borrower and such Subsidiaries for such period other than payroll expenses with respect to employees of the Borrower and such Subsidiaries engaged exclusively in the marketing and sales of DirecTv and related services of the Borrower and such Subsidiaries, including in the case of clauses (i) and (ii) above management fees paid by the Borrower and/or its Subsidiaries to Columbia Capital Corporation to the extent permitted hereunder.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity (including, without limitation, any central bank) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. For purposes of subsections 4.9, 4.10 and 11.15, the term "Governmental Authority" shall be deemed to include, without limitation, the National Association of Insurance Commissioners.

                  "Guarantee":  as defined in the definition of "Guarantor."

                  "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement, dated as of November 27, 1996, as amended and restated through the Closing Date pursuant to a Second Amended and Restated Guarantee and Collateral Agreement to be executed and delivered by Management, the Borrower and each of its Subsidiaries, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantor": any Person which is now or hereafter a party to
         (a) the Guarantee and Collateral Agreement or (b) any other guarantee (a "Guarantee") hereafter delivered to the Administrative Agent guaranteeing the obligations and liabilities of each of the Loan Parties hereunder or under any other Loan Documents, including, without limitation, any guarantee delivered pursuant to subsection 7.10.

                  "Households": for any Service Area, the estimated number of households in such Service Area as of April 1, 1996 and as defined by the U.S. Census Bureau, provided to the Borrower by Claritas, a demographic data provider based in Arlington, Virginia; provided that, for any Service Area as to which the Borrower and its Subsidiaries have acquired, or have proposed to acquire, the rights to market DirecTv solely to households not passed by a cable television operator, "Households" shall mean the number of households estimated by the NRTC in connection with the original grant, by the NRTC, of the rights to market DirecTv to households in such Service Area as set forth in the related NRTC Agreement.

                  "Indebtedness": as to any Person, at any date, an amount equal to (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of bankers acceptances issued or created for the account of such Person, (e) for purposes of subsection 8.3 and Section 9(e), all obligations of such Person in respect of interest rate protection agreements, interest rate futures, interest rate options, interest rate caps and any other interest rate, currency, commodity or other hedging arrangement and (f) all liabilities of another Person secured by any Lien on any property owned by such Person whether or not such Person has assumed or otherwise become liable for the payment thereof.

                  "Information Memorandum": the Information Memorandum, dated July ___, 1997, issued by the Borrower with respect to the Subordinated Notes.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": as defined in subsection 5.9.

                  "Interest Coverage Ratio": as of the end of each calendar quarter of the Borrower, the ratio of (a) Annualized EBITDA for such calendar quarter to (b) cash Interest Expense (excluding the first four payments of interest on the Subordinated Notes to the extent paid in cash from amounts on deposit in the Subordinated Notes Escrow Account) for the twelve month period ending on the last day of such calendar quarter.

                  "Interest Escrow Agreement": the Interest Escrow Agreement, dated as of July __, 1997 among the Borrower and Capital, as the issuers, and The Bank of New York, as trustee and as escrow agent.

                  "Interest Expense": for any period and without duplication, with respect to the Borrower and its Subsidiaries on a consolidated basis, the aggregate amount of interest which would be set forth opposite the caption "interest expense" or any like caption on an income statement for such period for the Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP (as such term is defined herein without reference to the proviso to such definition).

                  "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, (x) each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and (y) the last day of such Interest Period.

                  "Interest Period":  with respect to any Eurodollar Loan:

                           (i) initially, the period commencing on the borrowing
                  or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                           (ii) thereafter, each period commencing on the last
                  day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (1) if any Interest Period pertaining to a Eurodollar
                  Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (2) any Interest Period that would otherwise extend
                  beyond (a) the Revolving Credit Commitment Termination Date (in the case of Revolving Credit Loans) shall end on the Revolving Credit Commitment Termination Date or (b) the Term Loan Maturity Date (in the case of the Term Loans) shall end on the Term Loan Maturity Date;

                           (3) any Interest Period pertaining to a Eurodollar
                  Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                           (4) the Borrower shall select Interest Periods so as
                  not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan on account of scheduled reductions of the Revolving Credit Commitments and related required amortization of the Revolving Credit Loans or on account of scheduled amortization of the Term Loans.

                  "Interest Rate Protection Agreement": any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or collar or other interest rate hedge arrangement or other similar agreement or arrangement, to or under which the Borrower or any of its Subsidiaries is a party or a beneficiary.

                  "Investment": as defined in subsection 8.11.

                  "Issuing Lender": CIBC or any of its affiliates.

                  "JPMSI": J.P. Morgan Securities Corporation.

                  "L/C Commitment": $50,000,000.

                  "L/C Fee Payment Date": the last day of each March, June, September and December.

                  "L/C Obligations": at any date, the sum of (a) the aggregate amount then available to be drawn under all outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed by the Borrower pursuant to subsection 3.5.

                  "L/C Participants": the collective reference to all the Revolving Credit Lenders other than the Issuing Lender.

                  "L/C Participating Interest": with respect to any Letter of Credit (a) in the case of the Issuing Lender with respect thereto, its interest in such Letter of Credit and any Letter of Credit Application relating thereto after giving effect to the granting of participating interests therein, if any, pursuant hereto and (b) in the case of each L/C Participant, its undivided participating interest in such Letter of Credit and any Letter of Credit Application relating thereto.

                  "Lenders": as defined in the preamble hereto and including, without limitation, the Issuing Lender.

                  "Letter of Credit Application": an application in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

                  "Letters of Credit": as defined in subsection 3.1.

                  "Lien": any mortgage, pledge, hypothecation, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "Loan Documents": this Agreement, any Note, any Letter of Credit Application, any Letters of Credit, the Security Documents and any Guarantees.

                  "Loan Parties": Management, the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document, individually, a "Loan Party".

                  "Loans": collectively, the Revolving Credit Loans and the Term Loans.

                  "Management": DTS Management, LLC, a Georgia limited liability company, formerly known as Columbia DBS Management, LLC, and its successors and assigns.

                  "Manager": any officer or member of the Board of Directors of Management.

                  "Managing Agents": the collective reference to the Administrative Agent, the Syndication Agent and the Documentation Agent.

                  "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or (with respect to Section 6.1(i) only) prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Member": as defined in any NRTC Agreement.

                  "MGT": Morgan Guaranty Trust Company of New York, a New York banking corporation.

                  "Moody's": as defined in the definition of "Cash Equivalents."

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": with respect to any sale or other disposition of assets by the Borrower or any of its Subsidiaries, the net amount equal to the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) minus the sum of (i) the reasonable fees, commissions and other out-of-pocket expenses incurred by the Borrower or such Subsidiary in connection with such sale or other disposition, (ii) federal, state and local taxes incurred in connection with such sale or other disposition, whether payable at such time or thereafter and (iii) in the case of any such sale or other disposition of assets subject to a Lien securing any Indebtedness (which Lien and Indebtedness are permitted by this Agreement), any amounts required to be repaid by the Borrower or such Subsidiary in respect of such Indebtedness (other than Indebtedness under this Agreement and any Notes) in connection with such sale or other disposition.

                  "Net Income": for any period, the aggregate of the net income of the Borrower and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP but before any deduction of the minority interest therein of any Guarantor, for such period; provided, however, that there shall be excluded from Net Income (a) the net income of a Person whose net income is not consolidated with the Borrower's under GAAP (other than the amount of dividends and other distributions paid or made by such Person to the Borrower or any of its Subsidiaries during such period), (b) the net income of any Person for such period acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (c) any net gain or loss for such period (net of the related tax effect thereof) resulting from any sale or other disposition of assets or any sale or other disposition of any Capital Stock of any Person by the Borrower or any of its Subsidiaries, in each case, other than in the ordinary course of business or otherwise permitted by subsection 8.7, (d) extraordinary gains and losses for such period (net of the related tax effect thereof), (e) non-recurring and unusual gains and losses for such period (net of the related tax effect thereof) and (f) cash returns on or on account of Investments permitted under subsection 8.11(g).

                  "Non-Excluded Taxes": as defined in subsection 4.11.

                  "Notes": the collective reference to the Revolving Credit Notes and the Term Notes.

                  "NRTC": National Rural Telecommunications Cooperative, a District of Columbia corporation.

                  "NRTC Agreement": any agreement for the marketing and distribution of DirecTv and for retail sales of DirecTv related equipment between the Borrower or any Subsidiary, as the case may be, as a "Member" or "Affiliate" and the NRTC listed on Schedule 5.20 and any other such agreements entered into or assumed by the Borrower or any of its Subsidiaries from time to time; provided that for purposes of determining the number of households in a Service Area as to which the Borrower and its Subsidiaries have acquired, or have proposed to acquire, the right to market DirecTv solely to households not passed by a cable television operator, "NRTC Agreement" shall mean and include any such agreement pursuant to which the NRTC initially granted such rights to any "Member" or "Affiliate."

                  "Original Credit Agreement": the Credit Agreement, dated as of November 27, 1996.

                  "Participant": as defined in subsection 11.6(b).

                  "Paying Subscribers": all Subscribers of the Borrower or any Subsidiary other than Subscribers currently under promotional plans for free basic DirecTv .

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                  "Permitted Business Acquisitions": any acquisition of the rights to provide DirecTv pursuant to any Contract or acquisition of all or substantially all the assets of, or shares or other equity interests in, a Person or division or line of business of a Person or other significant assets of a Person which includes the acquisition of such rights in additional Service Areas on or before December 31, 1998 provided that: (a) the purchase price of such acquisition does not exceed the greater of (i) $120 times the number of Households in the acquired Service Area, or (ii) $1800 times the number of Subscribers in the acquired Service Area, (b) immediately after giving effect to such acquisition, the Borrower's Subscriber Base does not increase by more than 50%; (c) immediately after giving effect to such acquisition the total number of Households within the Borrower's Service Areas does not increase by more than 30%, (d) upon the consummation of such acquisition, the Available Revolving Credit Commitments of all Lenders are greater than (i) $10,000,000 if such acquisition is consummated on or before December 31, 1997, or (ii) $5,000,000 if such acquisition is consummated after December 31, 1997, (e) no Default or Event of Default shall have occurred and be continuing or result therefrom, (f) all transactions related thereto shall have been consummated in all material respects in accordance with applicable laws and (g) all actions required to be taken, if any, with respect to such acquired assets or newly formed subsidiary under subsection 7.10 shall have been taken.

                  "Permitted Junior Debt": Subordinated Debt of the Borrower (i) no amount of the principal of which shall be stated to mature or be the subject of a mandatory prepayment prior to June 30, 2005 (other than from the proceeds of Subordinated Debt), (ii) no interest on which shall be required to be paid in cash prior to the maturity thereof,
         (iii) which contains no covenant, event of default or other provision which would entitle the holder thereof to accelerate the maturity thereof prior to the acceleration or payment in full of the Loans and other obligations of the Borrower to which such Permitted Junior Debt is subordinate and (iv) all the other terms and conditions of which shall have been approved in writing by the Required Lenders.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Recently Acquired Households": as at any date, the number of Households within Service Areas acquired by the Borrower or any of its Subsidiaries during the twelve month period ending on such date.

                  "Register": as defined in subsection 11.6(d).

                  "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "Reimbursement Obligations": the obligation of the Borrower to reimburse the Issuing Lender pursuant to subsection 3.5 for amounts drawn under Letters of Credit.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

                  "Required Lenders": at any time, Lenders the Commitment Percentages of which aggregate more than 66 2/3%.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": as to any Loan Party, the chief executive officer, the president, a vice president, a managing director, the general counsel or a Manager of such Person or, with respect to certifications of due authorization and correctness of Loan Documents, the Secretary of such Person, or, with respect to financial matters (including the execution of the Borrowing Base Certificate), the chief financial officer, the treasurer or a Manager of such Person, or, in any such case, of an entity which is the managing general partner or the Manager of such Person.

                  "Revolving Credit Commitment": as to any Revolving Credit Lender, its obligation to make Revolving Credit Loans to, and/or issue or participate in Letters of Credit issued on behalf of, the Borrower in an aggregate amount not to exceed at any one time outstanding the amount set forth under such Revolving Credit Lender's name in Schedule 1 opposite the heading "Revolving Credit Commitment" or, in the case of any Revolving Credit Lender that is an Assignee, the amount of the assigning Revolving Credit Lender's Revolving Credit Commitment assigned to such Assignee pursuant to subsection 11.6 (in each case as such amount may be adjusted from time to time as provided herein).

                  "Revolving Credit Commitment Percentage": as to any Revolving Credit Lender, the percentage of the aggregate Revolving Credit Commitments constituted by its Revolving Credit Commitment (or, if the Revolving Credit Commitments have terminated or expired, the percentage which (i) the sum of (a) such Revolving Credit Lender's then outstanding Revolving Credit Loans plus (b) such Revolving Credit Lender's interests in the aggregate L/C Obligations then outstanding then constitutes of (ii) the sum of (a) the aggregate Revolving Credit Loans of all the Revolving Credit Lenders then outstanding plus (b) the aggregate L/C Obligations then outstanding).

                  "Revolving Credit Commitment Period": the period from and including the Closing Date to but not including the Revolving Credit Commitment Termination Date.

                  "Revolving Credit Commitment Termination Date": the earlier of
         (a) July 31, 2003 or, if such date is not a Business Day, the Business Day next preceding such date and (b) the date upon which the Revolving Credit Commitments shall be terminated pursuant hereto.

                  "Revolving Credit Lender": any Lender having a Revolving Credit Commitment or that holds outstanding Revolving Credit Loans or L/C Participating Interests hereunder.

                  "Revolving Credit Loans": as defined in subsection 2.1.

                  "Revolving Credit Note": as defined in subsection 2.2.

                  "Securities Act": the Securities Act of 1933, as amended from time to time.

                  "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Assignment and Consent, the Assignment and Assumption Agreement and all other security documents previously and hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities, including, without limitation, any security document delivered pursuant to subsection 7.10.

                  "Seller Notes": promissory notes of the Borrower or its Subsidiaries issued to sellers of the rights to provide DirecTv to the Borrower or such Subsidiaries, including the Seller Notes listed on
         Schedule 4.

                  "Senior Debt": with respect to the Borrower and its Subsidiaries, at any date, all then outstanding Funded Indebtedness of the Borrower and its Subsidiaries other than Subordinated Debt and Permitted Junior Debt.

                  "Senior Leverage Ratio": as at the last day of each calendar quarter of the Borrower, with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Total Indebtedness (other than the Subordinated Notes, Permitted Junior Debt and Subordinated Debt) on such date to (b) Annualized EBITDA for such quarter.

                  "Senior Management": at least two of Douglas S. Holladay, Jr., Donald A. Doering, William J. Dorran and Earle A. MacKenzie, each employed by Management in a senior management capacity and, in such capacity, responsible for the day-to-day operations of the Borrower and its Subsidiaries.

                  "Service Area": the specific residences listed or geographic area described in an NRTC Agreement in which a Member has exclusive DirecTv distribution rights pursuant to and to the extent provided in such NRTC Agreement.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "S&P": as defined in the definition of "Cash Equivalents."

                  "Subordinated Debt": at any date, all then outstanding Indebtedness of the Borrower under unsecured notes and debentures of the Borrower which are subordinated to the prior payment of the Loans and the other obligations and liabilities of the Borrower hereunder, under the Loan Documents and under any Interest Rate Protection Agreements entered into by the Borrower with any Lender or any Affiliate thereof, all on terms and conditions approved in writing by the Required Lenders.

                  "Subordinated Notes": the senior subordinated notes of the Borrower and Capital, due 2007, having the terms and conditions described in, and which are to be issued in an aggregate principal amount not to exceed $155,000,000 in accordance with, the Information Memorandum and any senior subordinated notes of the Borrower and Capital due 2007 issued in exchange for the Subordinated Notes that are identical to the Subordinated Notes and which are entitled to the benefit of a trust indenture that is identical to the Subordinated Notes Indenture.

                  "Subordinated Notes Escrow Account": the escrow account to be funded by the Borrower on the date of issuance of the Subordinated Notes with a portion of the Net Cash Proceeds of the issuance thereof in an amount sufficient to pay at least (but no more than) the first four interest payments due thereon and to be maintained with the escrow agent under the Interest Escrow Agreement and the Escrow Security Agreement as contemplated by the Subordinated Notes Indenture as collateral security for the obligations of the Borrower in respect of the Subordinated Notes, all as described in the Information Memorandum.

                  "Subordinated Notes Indenture": the Subordinated Notes Indenture, dated as of July __, 1997 among the Borrower and Capital, as joint and several obligors, the Guarantors and The Bank of New York, as trustee, as amended, supplemented or otherwise modified from time to time in accordance with subsection 8.17.

                  "Subscriber Base": the number of households and commercial establishments in the Service Areas with the capacity to receive direct broadcast services.

                  "Subscribers": for any Service Area, the sum of (i) the number of active subscribers to direct broadcast services in such Service Area which pay at least the minimum standard monthly fees and charges for basic direct broadcast services and which are not more than 60 days past due in such payments plus (ii) the number obtained by dividing (x) the total monthly charges paid by bulk and commercial subscribers to such direct broadcast services by (y) the average minimum standard monthly fees and charges for basic direct broadcast services paid by households subscribing to such services in such Service Area. If one Person subscribes to multiple subscriptions, then each such subscription shall be considered a separate Subscriber;

         provided, however, that multiple connections within a Household for which there is only one subscription shall count as only one Subscriber.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation, partnership or other entity ("Voting Stock") are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Syndication Agent": MGT, as syndication agent for the Lenders under this Agreement and the other Loan Documents.

                  "Term Loans": as defined in subsection 2.6.

                  "Term Loan Commitment": as to any Term Loan Lender, its obligation to make a Term Loan to the Borrower pursuant to subsection
         2.6 in an aggregate amount equal to the amount set forth under such Lender's name in Schedule 1 opposite the heading "Term Loan Commitment", collectively, the "Term Loan Commitments."

                  "Term Loan Commitment Percentage": as to any Term Loan Lender, the percentage of the aggregate Term Loan Commitments constituted by its Term Loan Commitment or, following the Closing Date, the percentage of the aggregate outstanding Term Loans constituted by its Term Loan.

                  "Term Loan Lender": any Lender having a Term Loan Commitment hereunder or that holds outstanding Term Loans.

                  "Term Loan Maturity Date": July 21, 2003.

                  "Term Note" and "Term Notes": as defined in subsection 2.7.

                  "Total Indebtedness": with respect to the Borrower and its Subsidiaries, at any date, without duplication, (a) all then outstanding Funded Indebtedness of the Borrower and its Subsidiaries plus (b) all then outstanding Guarantee Obligations of the Borrower and its Subsidiaries with respect to Funded Indebtedness.

                  "Total Leverage Ratio": as of the last day of each calendar quarter of the Borrower, with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Total Indebtedness on such date to (b) Annualized EBITDA for such calendar quarter.

                  "Total Outstandings": as defined in subsection 4.3(c).

                  "Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Transferee": as defined in subsection 11.6(f).

                  "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

                  "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

                  "Voting Stock": as defined in the definition of "Subsidiary".

                  "Wholly Owned Subsidiary": means any Subsidiary, all of the outstanding Voting Stock (other than directors' qualifying shares or shares owned by Management, which in the aggregate are not more than 1% of the outstanding Voting Stock) of which are owned, directly or indirectly, by the Borrower.

         1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes, any other Loan Documents or any certificate or other document made or delivered pursuant hereto.

         (b) As used herein and in any Notes, any other Loan Documents and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection
1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


           SECTION 2. AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS
                            AND TERM LOAN COMMITMENTS

         2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans (each a "Revolving Credit Loan", collectively, "Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the then outstanding L/C Obligations, does not exceed the amount of such Revolving Credit Lender's Revolving Credit Commitment, provided that in no event shall any Revolving Credit Lender be obligated to make any Revolving Credit Loan prior to the time when the aggregate amount of the Term Loans made hereunder first equals $20,000,000. During the Revolving Credit Commitment Period, the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

         (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and of which the Administrative Agent has been advised in accordance with subsections 2.3 and 4.4, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after May 31, 2003.

         2.2 Revolving Credit Notes. The Borrower agrees that, upon the request to the Administrative Agent by any Revolving Credit Lender made on or prior to the Closing Date or in connection with any assignment pursuant to subsection 11.6, to evidence such Lender's Revolving Credit Loans the Borrower will execute and deliver to such Lender a promissory note substantially in the form of Exhibit B-1, with appropriate insertions therein as to payee, date and principal amount (each, as amended, supplemented, replaced or otherwise modified from time to time, a "Revolving Credit Note"), payable to the order of such Lender and in a principal amount equal to the lesser of (a) the amount set forth under such Lender's name in Schedule 1 opposite the heading "Revolving Credit Commitment" and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender to such Borrower. Each Revolving Credit Note shall (x) be dated the Closing Date, (y) be stated to mature on the Revolving Credit Commitment Termination Date and (z) provide for the payment of interest in accordance with subsection 4.1.

         2.3 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amount of each Type of Loan and the respective length of the initial Interest Period therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans, $500,000 or a whole multiple of $100,000 in excess thereof (or, if the aggregate Available Revolving Credit Commitments then in effect are less than $500,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice in a certificate of the Borrower, substantially in the form of

Exhibit D, with appropriate insertions and attachments, executed by a Responsible Officer of the Borrower (such certificate, a "Borrowing Certificate"), the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 11.2 prior to 1:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

         2.4 Commitment Fees. The Borrower agrees to pay to the Administrative Agent, for the account of each Revolving Credit Lender, a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to the Revolving Credit Commitment Termination Date, computed at the rate of 1/2 of 1% per annum on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, in each case payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Commitment Termination Date, commencing on the first of such days to occur after the Closing Date.

         2.5 Termination or Reduction of Revolving Credit Commitments. (a) The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent (which will promptly notify the Lenders thereof), to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans then outstanding when added to the sum of the then outstanding L/C Obligations, would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

         (b) The total amount of the Revolving Credit Commitments on the Closing Date shall be $70,000,000, and shall be reduced (i) on December 31, 1998 by an amount equal to the Available Revolving Credit Commitments of all Revolving Credit Lenders on such date minus $10,000,000 provided that the reduction provided for in this subsection 2.5(b)(i) shall not be made unless the Available Revolving Credit Commitments of all Revolving Credit Lenders on such date exceeds $10,000,000, and (ii) on each of the dates specified below by an amount equal to (x) the Revolving Credit Commitments as of January 1, 1999 minus $10,000,000 multiplied by (y) the percentage set forth opposite such date:

                        Date                   Percentage
                        ----                   ----------
                  September 30, 1999             3.500%
                  December 31, 1999              3.500%

                  March 31, 2000                 5.75%
                  June 30, 2000                  5.75%
                  September 30, 2000             5.75%
                  December 31, 2000              5.75%

                  March 31, 2001                 7.000%
                  June 30, 2001                  7.000%
                  September 30, 2001             7.000%
                  December 31, 2001              7.000%

                  March 31, 2002                 9.000%
                  June 30, 2002                  9.000%
                  September 30, 2002             9.000%
                  December 31, 2002              9.000%

                  March 31, 2003                 3.000%
                  June 30, 2003                  3.000%;


and, in any event, the total amount of the Revolving Credit Commitments shall be reduced to $0 on the Revolving Credit Commitment Termination Date.

         (c) The Revolving Credit Commitments shall also be automatically reduced in accordance with subsection 4.3(d). Any such reduction shall reduce permanently the Revolving Credit Commitments then in effect.

         2.6 Term Loans. Subject to the terms and conditions hereof, each Term Loan Lender severally agrees to make term loans to the Borrower (collectively, the "Term Loans") from time to time during the period from the Closing Date to and including the date which is twelve months following the Closing Date in an aggregate principal amount not to exceed the amount set forth under such Lender's name in Schedule 1 opposite the heading "Term Loan Commitment". The Term Loans may from time to time be (a) Eurodollar Loans, (b) ABR Loans or (c) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsection 4.4. Amounts paid on account of the Term Loans pursuant to subsection 2.7 may not be reborrowed.

         2.7 Term Notes. (a) The Borrower agrees that, upon the request to the Administrative Agent by any Term Loan Lender made on or prior to the Closing Date or in connection with any assignment pursuant to subsection 11.6, to evidence such Term Loan Lender's Term Loan the Borrower will execute and deliver to such Term Loan Lender a promissory note substantially in the form of Exhibit B-2 (each, as amended, supplemented, replaced or otherwise modified from time to time, a "Term Note"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Term Loan Lender and in a principal amount equal to the amount set forth under such Lender's name on
Schedule 1 opposite the heading "Term Loan Commitment." Any Term Note shall (i) be dated the Closing Date, (ii) be payable as provided in subsection 2.7(b) and
(iii) provide for the payment of interest in accordance with subsection 4.1.

         (b) The Term Loans shall be payable in 20 consecutive quarterly installments, commencing on September 30, 1998, on each of the dates and in the aggregate principal amount set forth below (together with all accrued interest thereon) opposite the applicable installment date (or, if less, the aggregate amount of the Term Loans then outstanding):

                     Installment                          Amount
                     -----------                          ------

                     September 30, 1998              $200,000.00
                     December 31, 1998               $200,000.00

                     March 31, 1999                  $200,000.00
                     June 30, 1999                   $200,000.00
                     September 30, 1999              $200,000.00
                     December 31, 1999               $200,000.00

                     March 31, 2000                  $200,000.00
                     June 30, 2000                   $200,000.00
                     September 30, 2000              $200,000.00
                     December 31, 2000               $200,000.00

                     March 31, 2001                  $200,000.00
                     June 30, 2001                   $200,000.00
                     September 30, 2001              $200,000.00
                     December 31, 2001               $200,000.00

                     March 31, 2002                  $200,000.00
                     June 30, 2002                   $200,000.00
                     September 30, 2002              $200,000.00
                     December 31, 2002               $200,000.00

                     March 31, 2003                  $200,000.00
                     June 30, 2003                   $200,000.00
                     July 31, 2003                   the unpaid balance



         2.8 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) three Business Days prior to the Closing Date, if all or any part of the Term Loans are to be initially Eurodollar Loans or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the Term Loans are to be initially Eurodollar Loans, ABR Loans or a combination thereof, and (iv) if the Term Loans are to be entirely or partly Eurodollar Loans, the amount of such Type of Loan and the length of the initial Interest Periods therefor. Each borrowing under the Term Loan Commitments shall be in an amount equal to (x) in the case of ABR Loans, $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then available Term Loan Commitments are less than $500,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Each Term Loan Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 11.2 prior to 1:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

         2.9 Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of: (i) each Revolving Credit Lender, the then unpaid principal amount of each Revolving Credit Loan of such Lender made to the Borrower, on the Revolving Credit Commitment Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 9); and (ii) each Term Loan Lender, the amounts specified in subsection 2.7(b) on the dates specified in subsection 2.7(b) (or such earlier date on which the Term Loans become due and payable pursuant to Section 9). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date of the making of the Loans until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 4.1.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including, without limitation, the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain the Register (as defined in subsection 11.6(d)), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

         (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.9(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

                          SECTION 3. LETTERS OF CREDIT

         3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in subsection 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the Available Revolving Credit Commitment of all Revolving Credit Lenders would be less than zero. Each Letter of Credit issued pursuant to the Existing Credit Agreement shall, at all times on and after the Closing Date, be deemed to be a "Letter of Credit" for all purposes of this Agreement and the other Loan Documents.

         (b) Each Letter of Credit shall (i) be denominated in Dollars, (ii) be a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, including Seller Notes and DirecTv Obligations, or to finance the working capital and business needs of the Borrower or any of its Subsidiaries in the ordinary course of business and (iii) expire no later than the earlier of (x) the date that is 12 months after the date of its issuance and (y) the fifth Business Day prior to July 31, 2003; provided that any Letter of Credit with an expiration date occurring up to twelve months after such Letter of Credit's date of issuance may be automatically renewable for subsequent 12-month periods (but in no event later than the fifth Business Day prior to July 31, 2003); provided, further, that the aggregate amount of L/C Obligations outstanding at any time supporting DirecTv Obligations shall in no event exceed $10,000,000 and may be in the form of Exhibit J to the Existing Credit Agreement; and provided, further, that notwithstanding anything to the contrary in this Agreement, (a) the Letter of Credit supporting the principal amount of the promissory note issued by Digital Television Services of Georgia, LLC, a Georgia limited liability company and a wholly owned subsidiary of Management ("DTS Georgia"), to Washington Electric Membership Corporation, as more fully described on Schedule 8.4(o), shall expire on January 15, 2001 and (b) the Letter of Credit supporting the principal amount of the $9,427,984 original principal amount promissory note issued by DTS Georgia to Mitchell Electric Membership Corporation on the date hereof shall expire on January 15, 2001.

         (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

         (d) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

         3.2 Procedure for Issuance of Letters of Credit. The Borrower may request that the Issuing Lender issue a Letter of Credit at any time prior to the fifth Business Day prior to July 31, 2003 by delivering to the Issuing Lender at its address for notices specified herein a Letter of Credit Application therefor, completed to the satisfaction of the Issuing

Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Letter of Credit Application, the Issuing Lender will process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.

         3.3 Fees, Commissions and Other Charges. (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit fee with respect to each Letter of Credit, computed for the period from and including the date of issuance of such Letter of Credit to the expiration date of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect for Revolving Credit Loans that are Eurodollar Loans calculated on the basis of the actual number of days elapsed over a 360-day year, of the aggregate face amount of Letters of Credit outstanding, payable in arrears on each L/C Fee Payment Date and on the Revolving Credit Commitment Termination Date. Such fee shall be payable to the Administrative Agent to be shared ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages. In addition, the Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender, a fee equal to 0.25% per annum of the aggregate face amount of outstanding Letters of Credit, payable quarterly in arrears on each L/C Fee Payment Date and on the Revolving Credit Commitment Termination Date and calculated on the basis of the actual number of days elapsed over a 360-day year.

         (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

         (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

         3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage from time to time in effect in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's then Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed; provided that, if such demand is made prior to 12:00 Noon, New York City time, on a Business Day, such L/C Participant shall make such payment to the Issuing Lender prior to the end of such Business Day and otherwise such L/C Participant shall make such payment on the next succeeding Business Day.

         (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to paragraph 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by the Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to paragraph 3.4(a) is not in fact made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Revolving Credit Loans that are ABR Loans hereunder. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

         (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will, if such payment is received prior to 12:00 Noon, New York City time, on a Business Day, distribute to such L/C Participant its pro rata share thereof prior to the end of such Business Day and otherwise the Issuing Lender will distribute such payment on the next succeeding Business Day; provided, however, that in the event that any such payment received by the Issuing Lender and distributed to the L/C Participants shall be required to be returned by the Issuing Lender, each such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

         3.5 Reimbursement Obligation of the Borrower. (a) The Borrower agrees to reimburse the Issuing Lender on the same Business Day on which a draft is presented under any Letter of Credit and paid by the Issuing Lender, provided that the Issuing Lender provides notice to the Borrower prior to 12:00 Noon, New York City time, on such Business Day and otherwise the Borrower will reimburse the Issuing Lender on the next succeeding Business Day; provided, further, that the failure to provide such notice shall not affect the

Borrower's absolute and unconditional obligation to reimburse the Issuing Lender for any draft paid under any Letter of Credit. The Issuing Lender shall provide notice to the Borrower on such Business Day as a draft is presented and paid by the Issuing Lender indicating the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds.

         (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date such amounts become payable until payment in full at the rate which would be payable on any outstanding Revolving Credit Loans that are ABR Loans which were then overdue.

         (c) Each drawing under any Letter of Credit shall constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to subsection 2.3 of ABR Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

         3.6 Obligations Absolute. (a) The Borrower's obligations under subsection 3.5(a) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any L/C Participant or any beneficiary of a Letter of Credit.

         (b) The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 3.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

         (c) Neither the Issuing Lender nor any L/C Participant shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct.

         (d) The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender or any L/C Participant to the Borrower.

         3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the responsibility of the Issuing Lender to the Borrower in connection with such draft shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

         3.8 Application. To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.


                          SECTION 4. GENERAL PROVISIONS

         4.1 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

         (b) Each ABR Loan shall bear interest at a rate per annum equal to the CIBC Alternate Base Rate plus the Applicable Margin.

         (c) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

         (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

         4.2 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans made to it in whole or in part, without premium or penalty on any Business Day, provided that (i) the Borrower shall have given (x) at least three Business Days' irrevocable notice to the Administrative Agent (in the case of Eurodollar Loans) or (y) same-day irrevocable notice to the Administrative Agent (in the case of ABR Loans), (ii) such notice specifies the date and amount of prepayment and whether the prepayment is of (x) Term Loans or Revolving Credit Loans, and if a combination thereof, the principal amount allocable to each and (y) Eurodollar Loans, ABR Loans or a combination thereof, and, in each case if a combination thereof, the principal amount allocable to each and (iii) each prepayment is in a minimum principal amount of $1,000,000 and a multiple of $100,000 in excess thereof (or, if the Loans outstanding are less than $1,000,000, such lesser amount). Upon the receipt of any such notice the Administrative Agent shall promptly notify each of the Lenders thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 4.12 and, in the case of prepayments of the Term Loans only, accrued interest to such date on the amount prepaid. Partial prepayments of (i) the Term Loans pursuant to this subsection shall be applied to the respective installments of the principal thereof in the inverse order of their maturity and (ii) the Revolving Credit Loans and the Letters of Credit pursuant to this subsection shall be applied, first, to payment of the Revolving Credit Loans then outstanding and, second, to cash collateralize any outstanding L/C Obligation upon terms reasonably satisfactory to the Administrative Agent. On the Business Day next succeeding the date on which a payment has caused the Aggregate Outstanding Revolving Credit with respect to all Revolving Credit Lenders to be equal to or less than the Revolving Credit Commitments then in effect, the Administrative Agent shall return to the Borrower the cash used to cash collateralize the then outstanding L/C Obligations pursuant to the preceding sentence.

         4.3 Mandatory Prepayments and Reduction of Revolving Credit Commitments. (a) If, subsequent to the Closing Date, the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any asset sales or other dispositions permitted by subsection 8.7(b), then 100% of the portion of such Net Cash Proceeds required by subsection 8.7(b) to be so applied shall on the first Business Day after receipt thereof, be applied toward the prepayment of the Loans and the permanent reduction of the Revolving Credit Commitments in accordance with subsection 4.3(d); provided that such Net Cash Proceeds from any such asset sales or other dispositions shall not be required to be so applied
(i) until the amount of such unapplied Net Cash Proceeds exceeds $5,000,000 in the aggregate, at which time 100% of such unapplied Net Cash Proceeds shall be applied immediately toward the permanent reduction of the Revolving Credit Commitments and, to the extent required by subsection 4.3(d), the prepayment of the Loans or (ii) to the extent that such Net Cash Proceeds from any such asset sales or other dispositions may be used by the Borrower and its Subsidiaries to acquire fixed or capital assets within 180 days of receipt thereof and otherwise in accordance with subsection 8.7(b), but to the extent such Net Cash Proceeds are not so used, such Net Cash Proceeds shall be applied toward the permanent reduction of the Revolving Credit Commitments and, to the extent required by subsection 4.3(d), the prepayment of the Loans on the earlier of (x) the 180th day after receipt of such Net Cash Proceeds and (y) the date on which the Borrower has reasonably determined that such Net Cash Proceeds shall not be so used.

         (b) If, at any time during the Revolving Credit Commitment Period, the Aggregate Outstanding Revolving Credit with respect to all Revolving Credit Lenders exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall, without notice or demand, immediately repay the Revolving Credit Loans in an aggregate principal amount equal to the lesser of (x) the amount of then outstanding Revolving Credit Loans and (y) the amount of such excess, together with interest accrued to the date of such payment or prepayment and any amounts payable under subsection 4.12. To the extent that after giving effect to any prepayment of the Revolving Credit Loans required by the preceding sentence, the Aggregate Outstanding Revolving Credit with respect to all Revolving Credit Lenders exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall, without notice or demand, immediately cash collateralize the then outstanding L/C Obligations in an amount equal to such excess upon terms reasonably satisfactory to the Administrative Agent. On the Business Day next succeeding the date on which a payment has caused the Aggregate Outstanding Revolving Credit with respect to all Revolving Credit Lenders to be equal to or less than the Revolving Credit Commitments then in effect, the Administrative Agent shall return to the Borrower the cash used to cash collateralize the then outstanding L/C Obligations pursuant to the preceding sentence.

         (c) If, at any time during the Revolving Credit Commitment Period, (i) the sum (the "Total Outstandings") of (1) the aggregate amount of Total Indebtedness (other than in respect of the undrawn portion of any Letters of Credit under this Agreement) minus (2) the aggregate amount then on deposit in the Subordinated Notes Escrow Account exceeds (ii) the Borrowing Base then in effect, the Borrower shall, without notice or demand, immediately prepay the Revolving Credit Loans in an aggregate principal amount equal to the lesser of
(x) the amount of then outstanding Revolving Credit Loans and (y) the amount of such excess, together with interest accrued to the date of such prepayment on the amount prepaid and any amounts payable under subsection 4.12. To the extent that after giving effect to any prepayment of the Revolving Credit Loans required by the preceding sentence, the Total Outstandings exceed the Borrowing Base then in effect, the Borrower shall, without notice or demand, immediately cash collateralize the then outstanding L/C Obligations in an amount equal to such excess upon terms reasonably satisfactory to the Administrative Agent.

         (d) Prepayments of the Loans and permanent reductions of the Revolving Credit Commitments pursuant to subsection 4.3(a) shall be applied, on a pro rata basis, to the permanent reduction of the Revolving Credit Commitments then in effect and to prepay the Term Loans then outstanding. Prepayments of the Term Loans pursuant to subsection 4.3(a) shall be applied to the respective installments of principal thereof, in the inverse order of their maturity.

         (e) Amounts prepaid on account of Term Loans pursuant to subsection 4.3(a) may not be reborrowed.

         (f) Beginning in March 31, 2000 if there shall be Excess Cash Flow with respect to any fiscal year of the Borrower, commencing with the fiscal year ending December 31, 1999, an amount equal to 50% of such Excess Cash Flow shall be applied first, to the permanent reduction of the Revolving Credit Commitments then in effect and, second to payments of the Term Loans then outstanding, in each case applied to the respective installments of principal thereof, in the inverse order of their maturity.

         4.4 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lender have determined that such a conversion is not appropriate and (ii) no ABR Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Credit Commitment Termination Date (in the case of conversions of Revolving Credit Loans) or the date of the final installment of principal of the Term Loans (in the case of conversions of Term Loans).

         (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Revolving Credit Commitment Termination Date (in the case of continuations of Revolving Credit Loans) or the date of the final installment of principal of the Term Loans (in the case of continuations of Term Loans) and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

         (c) Each notice provided for under subsection 4.4 shall be substantively in the form of Exhibit H hereto.

         4.5 Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche shall be equal to $1,000,000 or a whole multiple of $100,000 in excess thereof. In no event shall there be more than seven Tranches outstanding at any time.

         4.6 Computation of Interest and Fees. (a) Interest (other than interest on ABR Loans) on all Loans payable pursuant hereto shall be calculated on the basis of a year of 360 days for the actual days elapsed; interest on ABR Loans and commitment fees shall be calculated on the basis of a 365-(or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on the Loans resulting from a change in the CIBC Alternate Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change shall become effective, provided that such change becomes effective prior to 5:00 P.M., New York City time, on such day. The Administrative Agent shall as soon as practicable notify the Borrower and each Lender of the effective date and the amount of each such change.

         (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 4.1.

         4.7 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the Required Lenders have reasonably determined that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as certified by such Lenders) of making or maintaining their affected Loans during such Interest Period the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

         4.8 Pro Rata Treatment and Payments. (a) Each borrowing of Revolving Credit Loans by the Borrower from the Revolving Credit Lenders hereunder shall be made, each payment by the Borrower on account of any commitment fee in respect of the Revolving Credit Commitments hereunder shall be allocated by the Administrative Agent, and any reduction of the Revolving Credit Commitments of the Revolving Credit Lenders shall be allocated by the Administrative Agent, pro rata according to the Revolving Credit Commitment Percentages of the Revolving Credit Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on any Revolving Credit Loan shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts of such Revolving Credit Loans then held by the Revolving Credit Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on any Term Loan shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts of such Term Loans then held by the Term Loan Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under any Notes, whether on account of principal, interest, fees, Reimbursement Obligations or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders holding the relevant Loans or the Issuing Lender and L/C Participants, as the case may be, at the Administrative Agent's office specified in subsection 11.2, in Dollars and in immediately available funds. Payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. If any payment hereunder (other than payments on Eurodollar Loans) becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

         (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its applicable share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's applicable share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with the interest accrued thereon at the rate applicable to such borrowing.

         4.9 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender (or any affiliate of such Lender from which such Lender customarily obtains funds) to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and
(b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is prior to the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 4.12.

         4.10 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Letter of Credit Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for taxes covered by subsection 4.11 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender (or any affiliate of such Lender from which such Lender customarily obtains funds) which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii) shall impose on such Lender (or such affiliate) any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

         (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

         (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, such Lender shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         4.11 Taxes. (a) Except as otherwise provided herein, all payments made by the Borrower under this Agreement, any Notes, any Letters of Credit or any Letter of Credit Applications shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, any Letters of Credit or any Letter of Credit Applications, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase (and the Borrower shall be entitled to deduct) any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                  (X)(i) in the case of any such Lender that is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, deliver to the Borrower and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be certifying that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and withholding taxes, and
         (B) an Internal

         Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                  (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

                  (Y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) represent to the Borrower (for the benefit of the Borrower and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (ii) furnish to the Borrower on or before the date of any payment by the Borrower, with a copy to the Administrative Agent, (A) a certificate substantially in the form of Exhibit C (any such certificate a "U.S. Tax Compliance Certificate") and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (iii) upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement and any Notes, provided that in determining the reasonableness of a request under this clause (iii) such Lender shall be entitled to consider the cost (to the extent unreimbursed by the Borrower) which would be imposed on such Lender of complying with such request;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Person that shall become a Lender or a Participant pursuant to subsection 11.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a Participant the obligations of such Participant pursuant to this paragraph (b) shall be determined as if such

Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

         4.12 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is prior to the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         4.13 Change of Lending Office. Each Lender agrees that if it makes any demand for payment under subsection 4.10 or 4.11(a), or if any adoption or change of the type described in subsection 4.9 shall occur with respect to it, it shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under subsection 4.10 or 4.11(a), or would eliminate or reduce the effect of any adoption or change described in subsection 4.9.


                    SECTION 5. REPRESENTATIONS AND WARRANTIES

         To induce the Managing Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Managing Agents and each Lender that:

         5.1 Financial Condition. (a) The audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1996 and the related consolidated statements of income and of cash flows for the period from inception of the applicable entity to and including December 31 1996, reported on by Arthur Andersen & Co., copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as of such date, and the consolidated results of their operations and their consolidated cash flows for the period from the inception of the applicable entity to and including December 31, 1996. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries at March 31, 1997 and the related unaudited consolidated statements of income and of cash flows for the three-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Except as set forth on Schedule 5.1(a), neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or other material agreement or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements. Except as set forth on Schedule 5.1(a), during the period from January 1, 1997 to and including the Closing Date there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and, no purchase or other acquisition of any business or material part thereof (including any capital stock of any other Person).

         (b) The pro forma balance sheet of the Borrower and its consolidated Subsidiaries (the "Pro Forma Balance Sheet"), as set forth in the Information Memorandum is the balance sheet of the Borrower and its consolidated Subsidiaries as of March 31, 1997 (the "Pro Forma Date"), adjusted to give effect (as if such events had occurred on the dates set forth therein) to (i) the making of the Loans and other extension of credit hereunder to be made on the Closing Date and the application of the proceeds thereof as contemplated hereby, (ii) the issuance of the Subordinated Notes and (iii) the payment of fees and expenses paid in connection with the consummation of the transactions contemplated by the Loan Documents.

         5.2 No Change; Solvency. (a) Since December 31, 1996, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect, and (b) during the period from the inception of the applicable entity to and including the date hereof no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower nor has any of the Capital Stock of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any of its Subsidiaries. As of the Closing Date, after giving effect to the transactions contemplated by the Loan Documents, the Borrower and its Subsidiaries are solvent, on a consolidated basis and on an individual basis.

         5.3 Corporate Existence; Compliance with Law. Each of the Borrower and the other Loan Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation, limited liability company or limited partnership (as applicable) and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.4 Corporate Power; Authorization; Enforceable Obligations. Each of the Borrower and the other Loan Parties has the power and authority, and the legal right, to execute, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder and each of the Borrower and the other Loan Parties has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be received, made, given or completed by any of the Loan Parties in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower or any of the other Loan Parties is a party other than filings and recordings to perfect the first priority security interest of the Lenders created by the Security Documents and other than those set forth on Schedule 5.4 (which consents, authorizations, filings, notices and other acts have been heretofore received, made, given or completed). This Agreement has been duly executed and delivered by the Borrower, and each of the other Loan Documents to which the Borrower or any of the other Loan Parties is a party will be duly executed and delivered by the Borrower or such other Loan Party. This Agreement constitutes a legal, valid and binding obligation of the Borrower, and each other Loan Document to which the Borrower or any of the other Loan Parties is a party when executed and delivered by the Borrower or such other Loan Party will constitute a legal, valid and binding obligation of the Borrower or such other Loan Party, enforceable against the Borrower or such other Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         5.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which the Borrower or any of the other Loan Parties is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of the other Loan Parties and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than the Loan Documents).

         5.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of the other Loan Parties or against any of its or their respective properties or revenues which could reasonably be expected to have a Material Adverse Effect.

         5.7 No Default. Neither the Borrower nor any of the other Loan Parties is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         5.8 Ownership of Property; Liens. Each of the Borrower and the other Loan Parties has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by subsection 8.4.

         5.9 Intellectual Property. The Borrower and each of the other Loan Parties owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, except for such claims which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and the other Loan Parties does not infringe on the rights of any Person, except for such infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         5.10 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower or any of the other Loan Parties could reasonably be expected to have a Material Adverse Effect.

         5.11 Taxes. Each of the Borrower and the other Loan Parties has filed or caused to be filed all United States federal income tax returns and all other material tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes, fees or other charges (i) with respect to which the failure to pay, in the aggregate, could not reasonably be expected to have a Material Adverse Effect or (ii) the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or any of the other Loan Parties, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

         5.12 Federal Regulations. No part of the proceeds of any Loans or other extensions of credit hereunder have been or will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time in effect. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

         5.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five year period. The present value of all accrued benefits under all Single Employer Plans taken as a whole (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which the representation is made or deemed made, exceed the value of the assets of such Single Employer Plans allocable to such accrued benefits by more than $100,000. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. As of the Closing Date, and to the knowledge of the Borrower on any Borrowing Date thereafter, no such Multiemployer Plan is in Reorganization or Insolvent.

         5.14 Collateral. The provisions of each of the Security Documents, when executed and delivered, will constitute in favor of the Administrative Agent for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in all right, title, and interest of the Borrower or any of the other Loan Parties which is a party to such Security Document, as the case may be, in the Collateral described in such Security Document, excluding the Interest Escrow Agreement, the Subordinated Notes Escrow Account and any proceeds thereof. As of the Closing Date, all Equipment and Inventory (as each of such terms is defined in the Guarantee and Collateral Agreement) of Management, the Borrower and each of its Subsidiaries will be kept at, or will be in transit to, the locations listed on Schedule 5.14, and each of the Security Documents constitutes a perfected security interest in all right, title and interest of the Borrower or such other Loan Parties, as the case may be, in the Collateral described therein, and except for Liens existing on the Closing Date which are permitted by subsection 8.4 and the priority of which cannot be superseded by the provisions hereof or of any Security Document and the filings hereunder or thereunder, a perfected first lien on, and security interest in, all right, title and interest of the Borrower or such other Loan Parties, as the case may be, in the Collateral described in each Security Document. Notwithstanding anything contained herein or in the Security Documents to the contrary, the Administrative Agent hereby releases its security interest in (i) the Interest Escrow

Agreement, (ii) any funds held in the Subordinated Notes Escrow Account and
(iii) any proceeds thereof and acknowledges and agrees that The Bank of New York, as collateral agent, has been granted a security interest therein pursuant to the Escrow Security Agreement.

         5.15 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

         5.16 Subsidiaries. Schedule 5.16 hereto sets forth all of the Subsidiaries of the Borrower, and all of the joint ventures in which the Borrower or any of its Subsidiaries has an interest, at the Closing Date, the jurisdiction of their incorporation or formation and the direct or indirect ownership interest of the Borrower therein.

         5.17 Purpose of Loans. The proceeds of the Loans shall be used by the Borrower (i) to repay all of its outstanding Indebtedness under the Existing Credit Agreement, (ii) to finance Permitted Business Acquisitions and related expenses, (iii) to provide for up to $50,000,000 in Letters of Credit, (iv) to finance capital expenditures of the Borrower and its Subsidiaries and for the general corporate purposes and working capital needs of the Borrower and its Subsidiaries and (v) to pay fees and expenses related to the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the transactions contemplated hereby.

         5.18 Environmental Matters. Other than exceptions to any of the following that would not, individually or in the aggregate, reasonably be expected to give rise to a Material Adverse Effect:

                  (i) The Borrower and the other Loan Parties: (A) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (B) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them and have no reason to believe that they will not be able to timely obtain without material expense all such Environmental Permits required for planned operations;
         (C) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and
         (D) have no reason to believe that: any of their Environmental Permits will not be, or will entail material expense to be, timely renewed or complied with; any additional Environmental Permits that may be required of any of them will not be, or will entail material expense to be, timely granted or complied with; or that compliance with any Environmental Law that is applicable to any of them will not be, or will entail material expense to be, timely attained and maintained.

                  (ii) To the best knowledge of the Borrower, Materials of Environmental Concern have not been generated, transported, disposed of, emitted, discharged, or otherwise released or threatened to be released, to or at any real property presently or formerly owned, leased or operated by the Borrower or any of the other Loan Parties or at any other location, which could reasonably be expected to (A) give rise to liability of the Borrower or any of the other Loan Parties under any applicable Environmental Law, or (B) interfere with the Borrower's or any other Loan Party's planned or continued operations, or (C) impair the fair saleable value of any real property owned or leased by the Borrower or any other Loan Parties.

                  (iii) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under any Environmental Law to which the Borrower or any of the other Loan Parties is named as a party that is pending or, to the knowledge of the Borrower, threatened.

                  (iv) Neither the Borrower nor any of the other Loan Parties has received any written request for information, or been notified that it is a potentially responsible party, under the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or received any other written request for information with respect to any Materials of Environmental Concern.

                  (v) Neither the Borrower nor any of the other Loan Parties has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law, as to which any obligation has not been fully and finally resolved.

                  (vi) Neither the Borrower nor any of its Subsidiaries has assumed or retained, by contract or, to the best knowledge of the Borrower, by operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

         5.19 No Material Misstatements. The written information, reports, financial statements, exhibits and schedules furnished by or on behalf of the Borrower and each other Loan Party to the Administrative Agent, the Documentation Agent and the Lenders in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (including, without limitation, the Information Memorandum), taken as a whole (in each case after giving effect to revisions and updates furnished by or on behalf of a Loan Party to the Administrative Agent in accordance with the terms of the Loan Documents), does not contain, and will not contain as of the Closing Date, any material misstatement of fact and does not, taken as a whole, omit, and will not, taken as a whole, omit as of the Closing Date, to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading. It is understood that no representation or warranty is made concerning the forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based, contained in any such information, reports, financial statements, exhibits or schedules, except that as of the date such forecasts, estimates, pro forma information, projections and statements were generated, (a) such forecasts, estimates, pro forma information, projections and statements were based on the good faith assumptions of the management of the Borrower or Management, as the case may be, and (b) such assumptions were believed by such management to be reasonable at the time made, it being understood that such forecasts, estimates, pro forma information and statements, and the assumptions on which they were based, may or may not prove to be correct.

         5.20 Certain Agreements. The Borrower has delivered to each Lender complete and correct copies of the Contracts listed on Schedule 5.20 including all schedules, exhibits and amendments thereto (except as otherwise noted in Schedule 5.20).

         5.21 NRTC, DirecTv Matters. The Borrower and each of its Subsidiaries meet the NRTC's requirements for affiliation or membership currently in effect.
Schedule 5.20 lists all of the Contracts granted or assigned, or to be granted or assigned, to the Loan Parties in connection with the provision of DirecTv owned or, upon consummation of any Permitted Business Acquisition, to be owned by, the Loan Parties, and the rights and authorizations of the Loan Parties under the Contracts are the only material authorizations and rights necessary for the provision of DirecTv by the applicable Loan Parties as of the date hereof or as of the consummation of Permitted Business Acquisitions. All of the Contracts have been (or will be on or as of the date of the Permitted Business Acquisitions to which they relate) validly entered into by or assigned to such Loan Parties and in full force and effect, and the Loan Parties have fulfilled and performed (or will on or as of the date of such fulfillment or performance is then required) all of their obligations with respect thereto. All applicable Assignments and Consents have been duly executed and are enforceable (or will be executed and enforceable as of the date of any Permitted Business Acquisitions to which they relate) against the NRTC and DirecTv, Inc.


                         SECTION 6. CONDITIONS PRECEDENT

         6.1 Conditions to Effectiveness of Agreement. This Agreement shall become effective as of the date first written above upon satisfaction of the following conditions:

                  (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender and (ii) a Revolving Credit Note or a Term Note, as the case may be, for the account of each of the Lenders which has requested a Note pursuant to subsection 2.2 or 2.7, each conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower and (iii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of each party thereto, with a counterpart or a conformed copy for each Lender.

                  (b) Existing Indebtedness. The Borrower and its Subsidiaries shall have no Indebtedness or preferred stock outstanding on the Closing Date except for (i) the

         Loans to be made on the Closing Date, (ii) the Seller Notes and (iii) any other Indebtedness permitted by subsection 8.3.

                  (c) Financial Information. The Lenders shall have received copies of and shall be reasonably satisfied, in form and substance, with the financial statements referred to in subsection 5.1, including, without limitation, the Pro Forma Balance Sheet. The Pro Forma Balance Sheet shall not be materially inconsistent with the forecasts previously provided to the Lenders.

                  (d) Borrowing Certificate; Other Certificates. The Administrative Agent shall have received, with a counterpart for each Lender, a Borrowing Certificate, dated the Closing Date, substantially in the form of Exhibit E, with appropriate insertions and attachments executed by a Responsible Officer of the Borrower. The Administrative Agent shall have received, with a counterpart for each Lender, each other certificate of the Borrower required to be delivered under subsection 7.2 of this Agreement, including a Borrowing Base Certificate.

                  (e) Authorization Proceedings of the Loan Parties. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the limited liability company agreement charter and by-laws or limited partnership agreement, as applicable, for each Loan Party and of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Loan Party authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which each Loan Party is a party, (ii) in the case of the Borrower, the borrowings contemplated hereunder and (iii) the granting by the Borrower and each other Loan Party of the Liens created pursuant to the Security Documents, certified by a Responsible Officer of such Loan Party, as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (f) Incumbency Certificate of the Loan Parties. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each of the Loan Parties, dated the Closing Date, as to the incumbency and signature of the Responsible Officers of each such Loan Party executing any Loan Document satisfactory in form and substance to the Administrative Agent, executed by a Responsible Officer of such Loan Party or its general partner or Manager, as applicable.

                  (g) Charter Documents. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of, as appropriate the (x) certificate of incorporation and by-laws,
         (y) certificate of formation and operating agreement, or (z) certificate of limited partnership and limited partnership agreement of each respective Loan Party, certified, as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party or by a Responsible Officer of such Loan Party serving in a similar capacity.

                  (h) Consents, Licenses and Approvals. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of a Responsible Officer of the Borrower stating that all consents, licenses and filings referred to in subsections 5.4 and 5.21 are in full force and effect, and each such consent, authorization and filing shall be in form and substance satisfactory to the Administrative Agent.

                  (i) Adverse Change, etc. From December 31, 1996 to the Closing Date, nothing shall have occurred (and neither the Lenders nor the Administrative Agent shall have become aware of any facts or conditions not previously known) which the Administrative Agent or the Required Lenders shall determine has, or is reasonably likely to have, a Material Adverse Effect.

                  (j) Litigation. On the Closing Date, there shall be no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against any Loan Party (a) with respect to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (including the Permitted Business Acquisitions) which could be reasonably expected to have a material adverse effect on the rights or remedies of the Lenders under the Loan Documents or (b) which the Administrative Agent or the Required Lenders shall determine could reasonably be expected to have a Material Adverse Effect.

                  (k) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinion of Nelson Mullins Riley & Scarborough, L.L.P., counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit E, with such changes thereto as may be approved by the Administrative Agent. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (l) Actions to Perfect Liens. The Administrative Agent shall have received evidence in form and substance satisfactory to it that
         (i) all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on Form UCC-1 necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed or (ii) all such financing statements and other documents with respect to such filings, recordings, registrations and other actions shall have been delivered to the Administrative Agent. To the extent the Pledged Stock (as defined in the Guarantee and Collateral Agreement) consists of uncertificated limited liability company membership interests the Issuer (as defined in the Guarantee and Collateral Agreement) of such Pledged Stock shall have delivered to the Administrative Agent a transaction statement or other documentary evidence satisfactory to the Administrative Agent confirming that such Issuer has registered on its books the pledge effected by the Guarantee and Collateral Agreement.

                  (m) Financial Forecast. Each Lender shall have received a copy of the projections by the Borrower of the operating budget and cash flow budget of the

         Borrower and its Subsidiaries for each of the next succeeding six fiscal years, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial practices and that such Officer has no reason to believe they are incorrect or misleading in any material respect.

                  (n) Subordinated Debt. The Administrative Agent shall have received evidence, in form and substance satisfactory to it, that the Borrower shall have received gross proceeds from the issuance of the Subordinated Notes of not less than $147,000,000 (of which an amount sufficient to pay at least (but not more than) the first four interest payments due thereon shall have been deposited in the Subordinated Notes Escrow Account).

         6.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any Loan or any other extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit), and of the Issuing Lender to issue any Letter of Credit requested to be issued by it on any date, is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Borrower and any other Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for representations and warranties stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

                  (c) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

                  (d) Leverage Ratios. Upon giving effect to such extension of credit, neither the Total Leverage Ratio , the Senior Leverage Ratio nor the Adjusted Leverage Ratio, as the case may be, for the then most recently ended calendar quarter for which the Borrower shall have delivered financial statements pursuant to subsection 7.1(a) or (b) shall be greater than the ratio set forth opposite the Test Period listed in subsection 8.1(a) or subsection 8.1(b), as the case may be, which includes the date of such extension of credit.

                  (e) Subordinated Notes Indenture. No Default or Event of Default (as defined in the Subordinated Notes Indenture) shall have occurred after giving effect to the extensions of credit requested to be made on such date.

                  (f) Borrowing Base. After giving effect to such extensions of credit the Total Outstandings will not exceed the Borrowing Base.

Each borrowing by and Letter of Credit issued on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this subsection have been satisfied.


                        SECTION 7. AFFIRMATIVE COVENANTS

         The Borrower hereby agrees that, on and after the Closing Date and so long as the Commitments remain in effect or any Letter of Credit remains outstanding and unpaid or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

         7.1 Financial Statements. Furnish to each Lender:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and consolidated statements of retained earnings and of cash flows for such year, setting forth (i) in the case of such consolidated balance sheets, in comparative form the figures as of the end of the previous fiscal year, to the extent available, and (ii) in the case of such consolidated statements of income and of cash flows, in comparative form the figures for the previous fiscal year, to the extent available, reported on, in the case of such consolidated financial statements, without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Arthur Andersen & Co. or other independent certified public accountants of nationally recognized standing;

                  (b) as soon as available, but in any event within 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth (i) in the case of such consolidated balance sheets, in comparative form the budgeted figures as at the end of such quarter and the figures as at the end of the corresponding quarter of the previous fiscal year and (ii) in the case of such consolidated statements of income and of cash flows, in comparative form the budgeted figures for such quarter and the figures for the corresponding quarter of the previous fiscal year, certified by a Responsible Officer as presenting fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the quarter then ended (subject to normal year-end audit adjustments);

                  (c) as soon as available, but in any event not later than 45 days after the end of such month, in form and substance reasonably satisfactory to the Administrative Agent, (i) summaries of revenues, expenses and EBITDA on a consolidated basis and Subscriber activity reports for the Borrower and its consolidated Subsidiaries for such month and the portion of the fiscal year through the end of such month, certified by a Responsible Officer as presenting fairly, in all material respects, such consolidated revenues, expenses and EBITDA and Subscriber activity; and

                  (d) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of the end of such year and the related audited consolidated statements of income and consolidated statements of retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such year furnished to each Lender under subsection 7.1(a), in a comparative form prepared by a Responsible Officer to show (i) in the case of such consolidated balance sheets, the budgeted figures as of the end of such year and the figures as of the end of the previous fiscal year and (ii) in the case of such consolidated statements of income and of cash flows, the budgeted figures for such year and the figures for the previous fiscal year;

all such financial statements shall be prepared in reasonable detail and shall present fairly, in all material respects, in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein), as applicable, the financial condition of the Borrower and its Subsidiaries as at such date, and the results of their operations and their cash flows for the period then ended.

         7.2 Certificates; Other Information. Furnish to each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in connection with their audit nothing has come to their attention to cause them to believe that the Borrower or any of its Subsidiaries failed to comply with the covenants contained in Section 8; provided, however, that such accountants may state that such audit shall not have been directed primarily toward obtaining knowledge of such noncompliance, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a certificate of a Responsible Officer ("Compliance Certificate") stating that, to the best of such Officer's knowledge, during such period

         (i) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the Borrower has complied with the requirements of subsection 7.10 with respect thereto), (ii) neither the Borrower nor any of its Subsidiaries has changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Security Documents with respect thereto, (iii) the Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and (iv) the Borrower has set forth in reasonable detail any and all calculations necessary to show compliance with subsection 2.1(a) and all of the financial condition covenants set forth in subsections 8.1 and 8.9, including, without limitation, calculations and reconciliations, if any, necessary to show compliance with such financial condition covenants on the basis of generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements referred to in subsection 5.1, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

                  (c) not later than 45 days after the end of each fiscal year of the Borrower, a copy of the projections by the Borrower of the balance sheet, statement of income and statement of cash flows on a consolidated basis of the Borrower and its Subsidiaries for the next succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such Officer has no reason to believe they are incorrect or misleading in any material respect;

                  (d) not later than 45 days after the consummation of a Permitted Business Acquisition which, after giving effect thereto, results in an increase in Recently Acquired Households by more than the lesser of (x) 25% of the number of households within the Borrower's Service Areas on the date which is one year prior to the date of consummation of such Permitted Business Acquisition (such number to be certified by a Responsible Officer), and (y) 250,000, (i) a copy of the projections by the Borrower of the balance sheet, statement of income and statement of cash flows on a consolidated basis of the Borrower and its Subsidiaries for each of the next succeeding five fiscal years, and
         (ii) a statement in reasonable detail of the assumptions used in preparing such projections accompanied by a certificate of a Responsible Officer to the effect that such Officer has no reason to believe that such projections are incorrect or misleading in any material respect;

                  (e) (A) Promptly and in any event no later than the Closing Date, (B) not later than 15 days after the end of each month, commencing July 1997 (each such last day being called a "Determination Date"), and (C) on the date which is 10 Business Days prior to the consummation of a Permitted Business Acquisition to be financed (to the extent permitted under this Agreement) by the Facility (such date, the "Permitted Business Acquisition Determination Date"), a borrowing base certificate substantially in the form of Exhibit F hereto (a "Borrowing Base Certificate") and applicable supporting documentation, setting forth, as of a recent date satisfactory to Administrative Agent, such Determination Date or such Permitted Business Acquisition Determination Date (or as of such other date provided in the definition of "Borrowing Base"), the Borrowing Base;

                  (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request; and

                  (g) promptly upon receipt or delivery thereof, duplicates or copies of all notices of default or termination received or delivered by the Borrower or any of its Subsidiaries from or to any Person under or pursuant to any Contract.

         7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, including, without limitation, taxes, except where (a) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, or (b) the failure to so pay, discharge or otherwise satisfy such obligations could not, in the aggregate, be reasonably be expected to have a Material Adverse Effect.

         7.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 8.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

         7.5 Maintenance of Property; Insurance. Keep all property necessary in its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not be reasonably likely to have a Material Adverse Effect; maintain with financially sound and reputable insurance companies insurance on all the Collateral in accordance with the requirements of Section 5.3 of the Guarantee and Collateral Agreement and on all its other property in at least such amounts (including as to amounts of deductibles) and against at least such risks (but including in any event commercial general liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

         7.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and upon reasonable notice and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants (provided that any officers or employees of the Borrower shall be permitted to be present at any such discussions between representatives of any Lender and the Borrower's independent certified public accountants).

         7.7 Notices. Promptly give notice to the Administrative Agent and each Lender after any Responsible Officer obtains knowledge of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries, including, without limitation, under the Seller Notes or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries (i) in which the amount involved is $1,000,000 or more and not covered by insurance or (ii) in which injunctive or similar relief is sought which could reasonably be expected to have a Material Adverse Effect;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof:
         (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

                  (e) any material adverse change in the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole; and

                  (f) as soon as possible after a Responsible Officer of the Borrower knows or reasonably should know thereof, (i) any release or discharge by the Borrower or any of its Subsidiaries of any Materials of Environmental Concern required to be reported under applicable Environmental Laws to any Governmental Authority, unless the Borrower reasonably determines that the total Environmental Costs arising out of such release or discharge are unlikely to exceed $500,000 or to have a Material Adverse Effect; (ii) any condition, circumstance, occurrence or event not previously disclosed in writing to the Administrative Agent that could result in liability under applicable Environmental Laws unless the Borrower reasonably determines that the total

         Environmental Costs arising out of such condition, circumstance, occurrence or event are unlikely to exceed $500,000 or to have a Material Adverse Effect, or could result in the imposition of any Lien or other restriction on the title, ownership or transferability of any facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect; and (iii) any proposed action to be taken by the Borrower or any of its Subsidiaries that would reasonably be expected to subject the Borrower or any of its Subsidiaries to any material additional or different requirements or liabilities under Environmental Laws, unless the Borrower determines that the total Environmental Costs arising out of such proposed action are unlikely to exceed $500,000 or to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

         7.8 Environmental Laws. (a) (i) Comply substantially with, and undertake all reasonable efforts to ensure substantial compliance by all tenants, subtenants, and contractors with, all applicable Environmental Laws;
(ii) obtain, comply substantially with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (iii) undertake all reasonable efforts to ensure that all tenants, subtenants, and contractors obtain, comply substantially with and maintain any and all Environmental Permits necessary for their operations as conducted and as planned, with respect to any property leased or subleased from, or operated by the Borrower or its Subsidiaries. For purposes of this subsection 7.8(a), the Borrower and its Subsidiaries shall be deemed to comply substantially, or to undertake reasonable efforts to ensure substantial compliance, with an Environmental Law or an Environmental Permit, provided that, upon learning of any actual or suspected noncompliance, the Borrower and any such affected Subsidiary shall promptly undertake all reasonable efforts, if any, to achieve compliance, and provided, further that notwithstanding the foregoing, any such noncompliance which would reasonably be expected to have a Material Adverse Effect shall constitute a default under this subsection 7.8(a).

         (b) Promptly comply with all orders and directives of all Governmental Authorities regarding Environmental Laws, other than any such order or directive as to which an appeal or other appropriate contest is or has been timely and properly taken, is being diligently pursued in good faith, and the pendency of which would not reasonably be expected to have a Material Adverse Effect.

         7.9 Further Assurances. Upon the request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

         7.10 Additional Collateral. (a) With respect to any assets (or any interest therein) acquired after the Closing Date by the Borrower or any of its Subsidiaries that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject (including, without limitation, any assets described in paragraph (b) or (c) of this subsection and any assets (including any Contracts or any rights to or under any Contracts) required to be so subjected pursuant to subsection 8.6(a) or 8.6(b)), promptly (and in any event within 30 days after the acquisition thereof): (i) execute and deliver to the Administrative Agent such amendments to the relevant Security Documents or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on such assets (or such interest therein), (ii) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent, (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and (iv) if any such assets are rights to any Contracts obtain and deliver to the Administrative Agent an Assignment and Consent executed by DirecTv, Inc. and the NRTC.

         (b) With respect to any Person that, subsequent to the Closing Date, becomes a Subsidiary, promptly upon the request of the Administrative Agent: (i) execute and deliver to the Administrative Agent, for the benefit of the Lenders, a new pledge agreement or such amendments to the Guarantee and Collateral Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary which is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent any certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and, if applicable, an Assignment and Consent, in each case pursuant to an annex to the Guarantee and Collateral Agreement or otherwise pursuant to documentation which is in form and substance satisfactory to the Administrative Agent, and (B) to take all actions necessary or advisable to cause the Lien created by the Guarantee and Collateral Agreement and, if applicable, an Assignment and Consent, to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent, (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and (iv) obtain and deliver to the Administrative Agent an Assignment and Consent executed by DirecTv, Inc. and the NRTC, if applicable.

         7.11 Interest Rate Protection. (a) No later than 180 days following the Closing Date, enter into Interest Rate Protection Agreements which (when taken together with any other outstanding fixed rate Indebtedness) shall provide interest rate protection in respect of at least 50% of all Funded Indebtedness of the Borrower and its Subsidiaries as at the dates of such Interest Rate Protection Agreements, which shall be in form and substance reasonably satisfactory to the Administrative Agent and for a term of at least two years.

         (b) For each calendar quarter ending (i) after the date on which the Borrower shall have entered into Interest Rate Protection Agreements pursuant to subsection 7.11(a) and (ii) on or before the date which is the second anniversary of the Closing Date, enter into Interest Rate Protection Agreements not later than 90 days following the end of such quarter which (when taken together with any other outstanding fixed rate Indebtedness) shall provide interest rate protection in respect of at least the amount by which 50% of all Funded Indebtedness at the end of such quarter exceeds the amount of all Funded Indebtedness covered by Interest Rate Protection Agreements, which shall be in form and substance reasonably satisfactory to the Administrative Agent and for a term of at least two years.


                          SECTION 8. NEGATIVE COVENANTS

         The Borrower hereby agrees that on and after the Closing Date and, so long as the Commitments remain in effect or any Letter of Credit remains outstanding and unpaid or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall not, and (except with respect to subsection 8.1) shall not permit any of its Subsidiaries to, directly or indirectly:

         8.1 Financial Condition Covenants.

                  (a) Leverage Ratios. (i) Permit the Total Leverage Ratio on the last day of any calendar quarter ending during any Test Period set forth below to be greater than the ratio set forth opposite such Test Period below:

                       Test Period                 Ratio
                       -----------                 -----

                    12/31/99 - 6/29/00             10.00 to 1.00
                    6/30/00  - 12/30/00            8.75 to 1.00
                    12/31/00  - 6/29/01            7.50 to 1.00
                    6/30/01  - 12/30/01            6.25 to 1.00
                    12/31/01 and thereafter        5.00 to 1.00

                  (ii) Permit the Adjusted Leverage Ratio on the last day of any calendar quarter ending during any Test Period set forth below to be greater than the ratio set forth opposite such Test Period below:

                      Test Period                  Ratio
                      -----------                  -----

                   12/31/98 - 6/29/99              9.00 to 1.00
                   6/30/99  - 12/30/99             7.50 to 1.00

                   12/31/99 - 6/29/00              6.50 to 1.00
                   6/30/00 - 12/30/00              5.75 to 1.00

                  (iii) Permit at any time the Senior Leverage Ratio on the last day of any calendar quarter ending during any Test Period set forth below to be greater than the ratio set forth opposite such Test Period below:

                   Test Period                     Ratio
                   -----------                     -----

                   12/31/99 - 6/29/00              4.50 to 1.00
                   6/30/00 - 12/30/00              3.75 to 1.00
                   Thereafter                      3.00 to 1.00

                  (b) Interest Coverage Ratios. (i) Permit the Adjusted Interest Coverage Ratio as of the end of any calendar quarter of the Borrower ending during the period from and including March 31, 1998 to and including December 30, 1999 to be less than 1.00 to 1.00

                  (ii) Permit the Interest Coverage Ratio as of the end of any calendar quarter of the Borrower ending during any period set forth below (each such period, a "Test Period") to be less than the ratio set forth opposite such Test Period below:

                 Test Period                  Interest Coverage Ratio
                 -----------                  -----------------------

                 12/31/99 - 12/30/01               1.25 to 1.00
                 12/31/01 and thereafter           1.50 to 1.00

                  (c) General and Administrative Expense. Permit General and Administrative Expenses of the Borrower and its consolidated Subsidiaries for the 12-month period ending on the last day of any calendar quarter included in any period set forth below (each such period, a "Test Period") as a percentage of the total consolidated revenues of the Borrower and such consolidated Subsidiaries for such period to be more than the percentage set forth opposite such Test Period below:

                                               General and Administrative
                  Test Period                  Expense Percentage
                  -----------                  --------------------------

                  12/31/97 - 12/30/98             20.00%
                  12/31/98 - 12/30/99             16.50%
                  12/31/99 - 12/30/00             14.50%
                  12/31/00 and thereafter         13.50%

                  (d) Minimum Annualized Contribution per Paying Subscriber. Permit Annualized Contribution for any calendar quarter ending during any period set forth below (each such period, a "Test Period") divided by the average number of Paying

         Subscribers for such quarter to be less than the amount set forth opposite such Test Period below:

                  Test Period             Annualized Contribution
                  -----------             -----------------------

                  12/31/96-12/30/97             $150
                  12/31/97-12/30/98             $170
                  12/31/98-12/30/99             $190
                  12/31/99-12/30/00             $200
                  12/31/00-12/30/01             $210
                  12/31/01-12/30/02             $215
                  12/31/02 and thereafter       $220

         8.2 Minimum Penetration. Permit the number of Paying Subscribers as a percentage of total Households in the Borrower's Service Areas as of the end of any calendar quarter ending during any period (each such period, a "Test Period") set forth below (the "Minimum Penetration Percentage") to be less than the percentage set forth opposite such Test Period below:

                                           Minimum Penetration
                  Test Period               Percentage
                  -----------              -------------------

                  3/31/97-12/30/97              5.00%
                  12/31/97-12/30/98             6.50%
                  12/31/98-12/30/99             8.00%
                  12/31/99-12/30/00             9.50%
                  12/31/00 and thereafter      11.00%

         For purposes of calculating the Minimum Penetration Percentages at any time, the number of Paying Subscribers and total Households in any Service Area acquired (i) subsequent to the Closing Date and (ii) within the nine-month period immediately preceding the date for which such calculation is made may be excluded at the Borrower's option.

         8.3 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of the Borrower under this Agreement and any Notes;

                  (b) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

                  (c) Indebtedness of the Borrower and its Subsidiaries under Interest Rate Protection Agreements contemplated by subsection 7.11;

                  (d) Indebtedness outstanding on the Closing Date and listed on
         Schedule 8.3(d) and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension;

                  (e) Indebtedness of a Person which becomes a Subsidiary after the Closing Date; provided that (i) such Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such Person by the Borrower no Default or Event of Default shall have occurred and be continuing, and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension; and provided, further, that the aggregate principal amount of Indebtedness described in this paragraph shall in no event exceed $1,500,000 at any one time outstanding;

                  (f) Indebtedness under Seller Notes which are secured by Letters of Credit;

                  (g) other Indebtedness of the Borrower and any of its Subsidiaries in an aggregate principal amount at any time outstanding not in excess of $1,500,000;

                  (h) the Subordinated Notes (provided that the interest rate payable thereon does not exceed 13.5% per annum); and

                  (i) Permitted Junior Debt.

         8.4 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes, assessments and governmental charges and Liens not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) Liens imposed by law, such as carrier's, warehousemen's, mechanic's, landlord's, materialmen's, repairmen's or other like Liens, arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (d) Liens on deposits to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary conducted at the property subject thereto;

                  (f) Liens on the property or assets of a Person which becomes a Subsidiary after the Closing Date securing Indebtedness permitted by subsection 8.3(e); provided that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such Person after the time such corporation becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased;

                  (g) Liens created pursuant to the Security Documents;

                  (h) Liens in existence on the Closing Date and listed on
         Schedule 8.4(h), securing Indebtedness permitted by subsection 8.3(d); provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                  (i) leases and subleases of real property owned or leased by the Borrower or any of its Subsidiaries not interfering with the ordinary conduct of the business of the Borrower and its Subsidiaries;

                  (j) renewals, extensions and replacements of the Liens permitted under clauses (f) and (h) above; provided that no such Lien shall as a result thereof cover any additional assets and the principal amount of Indebtedness secured thereby is not increased;

                  (k) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

                  (l) (i) purchase money Liens upon or Liens in any property acquired or held by the Borrower or any of its Subsidiaries, incurred within 90 days of the date on which such property is acquired, to secure the purchase price of such property or to secure Indebtedness (including interest, fees, reimbursement and indemnification amounts, and all other accruals and obligations accruing on or after the time at which the principal amount of such Indebtedness is incurred) incurred in accordance with subsection 8.3(g) solely for the purpose of financing the acquisition, construction or improvement of the property subject to such Liens, (ii) Liens existing on any such property at the time of acquisition, and extensions, renewals, refinancings or replacements of any of the foregoing for the same or a lesser principal amount (including Liens securing Indebtedness permitted under subsection 8.3(e)) and (iii) any interest or title of a lessor in the property subject to any Financing Lease;

                  (m) Liens on inventory acquired in the ordinary course of business under conditional sale, title retention, consignment or similar arrangements entered into by the Borrower or any of its Subsidiaries to secure payment for the purchase price thereof;

                  (n) rights of the NRTC to set off amounts owing by it under the Contracts against amounts owing to it thereunder;

                  (o) any Lien that may exist on assets of Digital Television Services of Georgia, LLC, a Georgia limited liability company and a wholly owned Subsidiary of Management, as set forth on Schedule 8.4(o); and

                  (p) the Lien on the funds held in the Subordinated Notes Escrow Account as described in subsection 6.1(p), on any obligations in which such cash may be invested from time to time and on the earnings therefrom, any proceeds thereof and the Interest Escrow Agreement.

         8.5 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                  (a) Guarantee Obligations in existence on the Closing Date and listed on Schedule 8.5(a), and any refinancing, refundings, renewals or extensions thereof provided that the amount of such Guarantee Obligation shall not be increased at the time of such refinancing, refunding, extension or renewal;

                  (b) guarantees made in the ordinary course of its business by the Borrower or any of its Subsidiaries of obligations of any of the Borrower's Subsidiaries, which obligations are otherwise permitted under this Agreement;

                  (c) the Guarantee and Collateral Agreement and any of the other Guarantees;

                  (d) Guarantee Obligations of certain Subsidiaries of the Borrower set forth in the Seller Notes which are subordinated as provided therein;

                  (e) Guarantee Obligations of a Person which becomes a Subsidiary after the Closing Date; provided that (i) such Guarantee Obligations existed at the time such Person became a Subsidiary and were not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such Person by the Borrower no Default or Event of Default shall have occurred and be continuing, and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Guarantee Obligations is not increased at the time of such refinancing, refunding, renewal or extension; and

                  (f) Guarantee Obligations of the Subsidiaries of the Borrower that are in existence on the date of issuance of the Subordinated Notes guaranteeing the obligations of the Borrower and Capital in respect to the Subordinated Notes on the terms and conditions described in the Information Memorandum and the Subordinated Notes Indenture.

         8.6 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more Wholly Owned Subsidiaries of the Borrower (provided that the Wholly Owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation or other organization) provided, in either case, that the continuing or surviving corporation or other organization must assume the Contracts to which the merged or consolidated Person is a party or otherwise is entitled to the benefits thereof and meet the NRTC's requirements for affiliation or membership in effect at the time of such assignment and assumption and receives the prior written consent of the NRTC and DirecTv, Inc. in accordance with the provisions of the Contracts;

                  (b) any Wholly Owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Wholly Owned Subsidiary of the Borrower provided that if such assignee assumes any Contracts, it must meet the NRTC's requirements for affiliation or membership in effect at the time of such assignment and assumption and receives the prior written consent of the NRTC and DirecTv, Inc. in accordance with the provisions of the Contracts;

                  (c) mergers and consolidations in connection with Permitted Business Acquisitions permitted under subsection 8.10(e), subject to compliance with subsection 7.10; and

                  (d) sales and other dispositions of assets permitted by subsection 8.7(b).

         8.7 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any Wholly Owned Subsidiary, except:

                  (a) the sale or other disposition of any property or assets in the ordinary course of business;

                  (b) the sale or other disposition of any assets (other than any rights to provide DirecTv) at fair market value, provided that the Net Cash Proceeds of all sales of assets permitted by this clause (b) in excess of $1,500,000 are applied to make mandatory prepayments and permanent reductions of the Revolving Credit Commitments pursuant to subsection 4.3(a), except that any such Net Cash Proceeds of sales or other dispositions of assets permitted by this clause (b) in excess of $1,500,000 which are used by the Borrower and its Subsidiaries to acquire fixed or capital assets within 180 days of receipt thereof shall not be required to be applied to make mandatory prepayments and permanent reductions of the Revolving Credit Commitments pursuant to subsection 4.3(a);

                  (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

                  (d) as permitted by subsection 8.6(b); and

                  (e) sales, leases, conveyances, transfers or other dispositions to the Borrower or to any Subsidiary of the Borrower or to any Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Subsidiary, subject to compliance with subsection 7.10 and, to the extent applicable, subsection 8.10.

         8.8 Limitation on Dividends. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary, except (i) for dividends, payments or distributions solely in Capital Stock of the Borrower, (ii) to the members of the Borrower in amounts equal to a reasonable estimate of the actual Federal, state and local income tax obligations of the members of the Borrower with respect to their distributive share of such Person's items of income and gain in excess of prior allocations of items of loss and deduction, assuming that all such members are subject to income taxation at the highest combined effective marginal Federal, state and local income tax rates applicable to any single member or group or members holding more than 5% of Capital Stock of the Borrower, which amount may be distributed annually in advance in four (4) installments to enable such members to make estimated income tax payments, provided that taxable income exceeds cumulative tax losses subsequent to November 27, 1996 and (iii) so long as on the date thereof or after giving effect thereto no Default or Event of Default shall have occurred or is continuing, to purchase, redeem or acquire shares of such Capital Stock, held by any employee or former employee of Management, the Borrower or any Subsidiary of the Borrower or any of their respective heirs or administrators or executors of their respective estates, or by any Person substantially all of the beneficial ownership of which is held by members of such employee's or former employee's family, in each case in connection with such employee's or former employee's termination of employment with Management, the Borrower or such Subsidiary, provided that the aggregate payments made pursuant to this clause (iii) shall not exceed $1,000,000.

         8.9 Limitation on Capital Expenditures. Make any expenditure in respect of the purchase or other acquisition of fixed or capital assets (other than Permitted Business Acquisitions or Investments contemplated under subsection 8.10(g) (a "Capital Expenditure") except for Capital Expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and its Subsidiaries during any of the calendar years or periods set forth below, the amount set forth opposite such calendar year or period set forth below:

             Calendar Year/ Period          Amount
             ---------------------          ------

                      1997               $ 2,000,000
                      1998               $ 2,000,000
                      1999               $ 2,000,000
                      2000               $ 2,000,000
                      2001               $ 2,000,000;

provided that up to $250,000 of any Capital Expenditures permitted to be made during any such period and not made during such period may be carried over and expended during the next succeeding test period (it being understood and agreed that any Capital Expenditures made during such next succeeding period shall count, first, against the amount permitted to be made during such next succeeding period as set forth in the table above and, second, against any amounts carried over to such next succeeding period).

         8.10 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment, in cash or by transfer of assets or property, in, any Person (each, an "Investment"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) Investments in Cash Equivalents;

                  (c) loans and advances to employees of Management, the Borrower or Subsidiaries of the Borrower in the ordinary course of business in an aggregate amount for the Borrower and its Subsidiaries not to exceed $500,000 at any one time outstanding;

                  (d) Investments by the Borrower in its Subsidiaries and Investments by Subsidiaries of the Borrower in the Borrower and in other Subsidiaries of the Borrower;

                  (e) Permitted Business Acquisitions by the Borrower or any of its Subsidiaries provided that (i) if any Permitted Business Acquisition occurs in respect of a Person, (x) such Person becomes a Subsidiary of the Borrower, subject to compliance with subsection 7.10, or (y) such Person is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or any of its Subsidiaries, subject to compliance with subsection 7.10; and
         (ii) no Default or Event of Default shall have occurred and be continuing on the date of any such Permitted Business Acquisitions or would result therefrom;

                  (f) Investments in the nature of promissory notes, other securities or other property received in connection with the bankruptcy or reorganization of Persons having obligations in favor of the Borrower or its Subsidiaries, in settlement of such obligations; provided that such promissory notes, other securities or other property held by the Borrower or any Subsidiary are pledged to the Administrative Agent for the benefit of the Lenders pursuant to the Security Documents;

                  (g) Investments paid for solely in Capital Stock of the Borrower;

                  (h) loans or advances by the Borrower or any Subsidiary in the ordinary course of business consistent with prudent business practice to dealers or distributors in an aggregate amount not to exceed $500,000 at any time outstanding; and

                  (i) Investments by the Borrower or any Subsidiary in any Person engaged in the same businesses as the businesses in which the Borrower and its Subsidiaries are engaged on the Closing Date or which are directly related thereto provided that (i) the Borrower or such Subsidiary holds a minority interest in such Person, (ii) the Borrower or such Subsidiary directs or causes the direction of the management and policies of such Person, whether by contract or otherwise, and
         (iii) such Investments by the Borrower and its Subsidiaries do not exceed $2.5 million in the aggregate at any time outstanding.

         8.11 Limitation on Amendment and Termination of Contracts. Amend, modify, change or terminate or consent or agree to any amendment, modification, change or termination of any Contract that would violate the terms of the Assignment and Consent related thereto.

         8.12 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement and (b) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

         The foregoing limitation does not limit, and shall not apply to:

                  (i) any transaction between the Borrower and any Wholly Owned Subsidiary or between Wholly Owned Subsidiaries;

                  (ii) any payments described in subsection 8.8 and not prohibited by subsection 8.8; and

                  (iii) so long as no Default or Event of Default shall have occurred or be continuing on the date thereof or after giving effect thereto, any payments of fees and expenses pursuant to or in respect of management services performed by Columbia Capital Corporation not to exceed $500,000 annually in the aggregate.

         8.13 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31.

         8.14 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the Closing Date or which are directly related thereto.

         8.15 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

         8.16 Borrower Activities. Engage in any business or activity other than the owning of Capital Stock of Management and Capital and any actions reasonably incidental thereto.

         8.17 Prepayments and Amendments of Subordinated Debt. (a) Optionally prepay, retire, redeem, purchase, defease or exchange any Subordinated Note, Subordinated Debt or Permitted Junior Debt or pay any interest on Permitted Junior Debt in cash, (b) amend, supplement or otherwise modify any documentation governing any Permitted Junior Debt (other than amendments thereto which reduce the interest rate or extend the maturity thereof) or (c) amend, supplement or otherwise modify the Subordinated Notes Indenture, the Interest Escrow Agreement or the Escrow Security Agreement in any manner which is adverse to the Lenders.

         8.18 Designation of "Designated Senior Indebtedness". The Borrower will not, without the prior written consent of the Required Lenders, designate any Indebtedness as "Designated Senior Indebtedness" within the meaning of such term as used in the Subordinated Notes Indenture.

         8.19 Limitation on Cash Interest Payments. Make any cash interest payment on the Subordinated Notes from any source other than funds on deposit in the Subordinated Notes Escrow Account unless and until all amounts originally deposited therein and any earnings thereon shall have been utilized to make the first four semiannual interest payments on the Subordinated Notes and no amounts shall be remaining on deposit in such account.

                          SECTION 9. EVENTS OF DEFAULT

         If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in subsection 7.8(a), subsection 7.11 or Section 8; or

                  (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 9), and such default shall continue unremedied for a period of 30 days after a Responsible Officer of the Borrower or such Loan Party has knowledge of such default or after notice from the Administrative Agent or any Lender; or

                  (e) The Borrower or any other Loan Party shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans and the Reimbursement Obligations) in excess of $1,000,000 or in the payment of any Guarantee Obligation in excess of $1,000,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                  (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the

         Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or a Responsible Officer of such Person shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) Except as, and to the extent, permitted by this Agreement,
         (i) any of the Security Documents or any of the other Loan Documents shall cease, for any reason, to be in full force and effect, or the Borrower or any other Loan Party which is a party to any of the Security Documents or any of the other Loan Documents shall so assert in writing or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (j) The occurrence of any Change of Control; or

                  (k) Any Guarantee shall cease, for any reason, to be in full force and effect or any Guarantor shall so assert in writing; or

                  (l) The Subordinated Notes for any reason shall not be or shall cease to be subordinated as provided in the Subordinated Notes Indenture to the obligations of the Borrower under this Agreement and the other Loan Documents;

                  (m) The Permitted Junior Debt, if any, for any reason, shall not be or shall cease to be validly subordinated, as provided therein, to the obligations of the Borrower under this Agreement, any Notes and the other Loan Documents;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Borrower, automatically the Commitments shall immediately terminate and automatically the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable.

         With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. Within a reasonable period after all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

         Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                         SECTION 10. THE MANAGING AGENTS

         10.1 Appointment. Each Lender hereby irrevocably designates and appoints CIBC as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, MGT as Syndication Agent under this Agreement and the other Loan Documents and Fleet as Documentation Agent under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes CIBC as the Administrative Agent, MGT as the Syndication Agent and Fleet as the Documentation Agent, in such capacities, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent, the Syndication Agent and the Documentation Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, none of the Administrative Agent, the Syndication Agent and the Documentation Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against either the Administrative Agent or the Syndication Agent or the Documentation Agent.

         10.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         10.3 Exculpatory Provisions. Neither the Administrative Agent, the Syndication Agent, the Documentation Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent, the Syndication Agent or the Documentation Agent under or in connection with, this

Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. Neither the Administrative Agent, the Syndication Agent nor the Documentation Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

         10.4 Reliance by Administrative Agent, Syndication Agent and Documentation Agent. Each of the Administrative Agent, the Syndication Agent and the Documentation Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by it. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         10.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof, reasonably promptly thereof to the Documentation Agent and to the Lenders. The Administrative Agent shall take such action reasonably promptly with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         10.6 Non-Reliance on Administrative Agent, Syndication Agent, Documentation Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent, the Syndication Agent, the Documentation Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the

Syndication Agent or the Documentation Agent hereinafter taken, including any review of the affairs of the Borrower or any other Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Syndication Agent or the Documentation Agent to any Lender. Each Lender represents to the Administrative Agent, the Syndication Agent and the Documentation Agent that it has, independently and without reliance upon the Administrative Agent or the Syndication Agent or the Documentation Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or the Syndication Agent or the Documentation Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower or any of the other Loan Parties and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent, the Syndication Agent and the Documentation Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any of the other Loan Parties which may come into the possession of the Administrative Agent, the Syndication Agent or the Documentation Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         10.7 Indemnification. The Lenders agree to indemnify each of the Administrative Agent, the Syndication Agent and the Documentation Agent in their respective capacities as such (to the extent not reimbursed by the Borrower or any of the other Loan Parties and without limiting the obligation of the Borrower or any of the other Loan Parties to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent, the Syndication Agent or the Documentation Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent, the Syndication Agent or the Documentation Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's, the Syndication Agent's or the Documentation Agent's gross negligence or willful misconduct, as the case may be. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

         10.8 Administrative Agent, Syndication Agent and Documentation Agent in Their Individual Capacities. The Administrative Agent, the Syndication Agent, the Documentation Agent and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as if the Administrative Agent, the Syndication Agent and the Documentation Agent were not the Administrative Agent, the Syndication Agent or the Documentation Agent, as the case may be, hereunder and under the other Loan Documents. With respect to the Loans made by it and with respect to any Letter of Credit issued or participated in by it, each of the Administrative Agent, the Syndication Agent and the Documentation Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, the Syndication Agent or the Documentation Agent, as the case may be, and the terms "Lender" and "Lenders" shall include each of the Administrative Agent and the Documentation Agent in its individual capacity.

         10.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 15 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Borrower), shall succeed to the rights, powers and duties of the Administrative Agent hereunder. Effective upon such appointment and approval, the term "Administrative Agent" shall mean such successor agent, such former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement and the other Loan Documents.

         10.10 Issuing Lender. The provisions of this Section 10 shall apply to the Issuing Lender in its capacity as such to the same extent that such provisions apply to the Administrative Agent.

         10.11 Releases of Guarantees and Collateral. In connection with the sale or other disposition of all of the Capital Stock of any Guarantor or the sale or other disposition of Collateral (as defined in each of the Security Documents) permitted under subsection 8.7, the Administrative Agent shall, and is hereby authorized by the Lenders to, promptly, upon the request of the Borrower and at the sole expense of the Borrower, take all actions reasonably necessary to release such Guarantor from its guarantee contained in the Guarantee and Collateral Agreement or its Guarantee or to release the Collateral subject to such sale or other disposition, as the case may be, and shall take any other actions reasonably requested by the Borrower to effect the transactions permitted under subsection 8.7.


                            SECTION 11. MISCELLANEOUS

         11.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower and the other Loan Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of amending, supplementing or modifying any provisions of this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

                  (i) reduce the amount or extend the scheduled date of maturity of any Loan or any installment thereof or any Reimbursement Obligation or the scheduled date of any reduction in the Revolving Credit Commitments as set forth in subsection 2.5 or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender affected thereby; or

                  (ii) amend, modify or waive any provision of this subsection
         11.1 or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release any guarantee obligation contained in the Guarantee and Collateral Document or any of the other Guarantees or release all or a substantial part of the Collateral (other than in connection with any release permitted by subsection 10.11), in each case without the written consent of all the Lenders; or

                  (iii) amend, modify or waive any provision of Section 10 without the written consent of the then Administrative Agent; or

                  (iv) amend, modify or waive any provision of this Agreement regarding the allocation of prepayment amounts among the Term Loans or the application of such prepayment amounts to the respective installments of principal under the respective Term Loans without the written consent of the Term Loan Lenders the Term Loan Commitment Percentages of which aggregate more than 66 2/3%; or

                  (v) subject to clause (i) of this subsection 11.1(a) as it relates to reducing the amount or extending the scheduled date of maturity of any Loan or any installment thereof, amend, modify or waive any provision of subsection 2.6 or subsection 2.7 without the written consent of Term Loan Lenders the Term Loan Commitment Percentages of which aggregate more than 66 2/3%; or

                  (vi) amend, modify or waive any provision of subsection 2.1, 2.2, 2.3 or 2.5 or, subject to paragraph (i) of this subsection 11.1(a) as it relates to reducing the amount or extending the scheduled date of maturity of any Reimbursement Obligation, Section 3 without the written consent of the Revolving Credit Lenders the Revolving Credit Commitment Percentages of which aggregate more than 66 2/3%; or

                  (vii) amend, modify or waive the provisions of any Letter of Credit or any L/C Obligation without the written consent of the Issuing Lender; or

                  (viii) amend, modify or waive any provision of any Security Document that provides for the ratable sharing by the Lenders under such Security Document of the proceeds of any realization on the Collateral to provide for a non-ratable sharing thereof, without the consent of (x) Revolving Credit Lenders the Revolving Credit Commitment Percentages of which aggregate more than 66 2/3% and (y) Term Loan Lenders the Term Loan Commitment Percentages of which aggregate more than 66 2/3%.

         Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Managing Agents, the Issuing Lender and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders, the Managing Agents and the Issuing Lender shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

         11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand or by overnight courier, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and each Managing Agent, and as set forth in Schedule 1 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

         The Borrower:

                           Digital Television Services, LLC
                           880 Holcomb Bridge Road
                           Suite C200
                           Roswell, Georgia  30076
                           Attention:  Mr. Donald A. Doering
                           Fax: (770) 645-9586

         The Administrative Agent:

                           Canadian Imperial Bank of Commerce
                           425 Lexington Avenue
                           7th Floor
                           New York, New York  10017
                           Attention:  Ms. Lorain Granberg
                           Fax:  (212) 856-3558

         The Syndication Agent:

                           The Morgan Guaranty Trust Company
                           60 Wall Street
                           New York, New York  10004
                           Attention:  Mr. Blake Witherington III
                           Fax: (212) 648-5348

         The Documentation Agent:

                           Fleet National Bank
                           One Federal Street
                           Mail Stop MA/0FD03D
                           Boston, Massachusetts  02110
                           Attention:  Mr. Stephen Healey
                           Fax:  (617) 346-4345

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.3, 2.5, 2.8, 3.2, 4.2, 4.4 or 4.8 shall not be effective until received.

         11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         11.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents (or in any amendment, modification or supplement hereto or thereto) and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

         11.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Managing Agents and the Arranger for all their respective reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby (including the syndication of the Commitments (including the reasonable expenses of the Administrative Agent's due diligence investigation)), including, without limitation, the reasonable fees and disbursements of counsel to the Managing Agents and the Arranger, (b) to pay or reimburse each Lender and the Managing Agents and the Arranger for all their respective costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the respective Lenders, the Managing Agents and the Arranger, (c) to pay, indemnify, and hold each Lender and the Managing Agents and the Arranger harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Managing Agents and the Arranger and their respective directors, trustees, officers, employees and agents harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents or the use or proposed use of the proceeds of the Loans in connection with the transactions contemplated hereby and thereby and any such other documents regardless of whether the Managing Agents, the Arranger or any Lender is a party to the litigation or other proceeding giving rise thereto and regardless of whether any such litigation or other proceeding is brought by the Borrower or any other Person, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the facilities and properties owed, leased or operated by the Borrower or any of its Subsidiaries (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder to the Managing Agents, the Arranger or any Lender or any other Person with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the party seeking indemnification. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

         11.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, the Syndication Agent, the Documentation Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Any Lender may, in the ordinary course of its business or investment activities and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any

Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those matters specified in clauses (i) and (ii) of the proviso to subsection
11.1. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 11.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 4.10, 4.11 and
4.12 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of subsection 4.11, such Participant shall have complied with the requirements of said subsection and provided, further that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

         (c) Any Lender may, in the ordinary course of its business or investment activities and in accordance with applicable law, at any time and from time to time assign to any Lender or any branch or affiliate thereof or, with the consent of the Borrower and the Administrative Agent (which in each case shall not be unreasonably withheld or delayed), to an additional bank or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit G, executed by such Assignee and such assigning Lender (and, in the case of an Assignee that is not then a Lender or a branch or an affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that, in the case of any such assignment to an additional bank or financial institution, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the Available Revolving Credit Commitment being assigned shall not be less than $10,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance,
(x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto but shall nonetheless continue to be entitled to the benefits of subsections 4.10, 4.11, 4.12 and 11.5). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this subsection, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the Events of Default described in Section 9(f) shall have occurred and be continuing.

         (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in subsection 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, and any Notes evidencing the Loans owned by, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register.The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall promptly accept such Assignment and Acceptance and record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. Such Assignment and Acceptance and the assignment evidenced thereby shall only be effective upon appropriate entries with respect to the information contained therein being made in the Register pursuant to subsection 11.6(d).

         (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to such Person agreeing to comply with the provisions of subsection 11.15, any and all financial and other information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

         (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

         11.7 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest (or, at the option of such benefitted Lender, a direct interest) in such portion of each such other Lender's Loan or the Reimbursement Obligations owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount remaining unpaid (including, without limitation, any amount owing to such Lender in respect of an undivided interest purchased by such Lender in any draft paid by the Issuing Lender under any Letter of Credit pursuant to subsection 3.4(a)) after it becomes due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any affiliate, branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         11.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

         11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Managing Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Managing Agents or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         11.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         11.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

         11.13 Acknowledgements. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

         11.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         11.15 Confidentiality. Each Lender agrees to keep confidential any written information (a) provided to it by or on behalf of the Borrower or any of its Subsidiaries pursuant to or in connection with this Agreement or (b) obtained by such Lender based on a review of the books and records of the Borrower or any of its Subsidiaries; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Administrative Agent or any other Lender, (ii) to any Transferee or prospective Transferee which agrees to comply with the provisions of this subsection, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender or as shall be required pursuant to any Requirement of Law, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) in connection with any litigation to which such Lender is a party, (vii) which has been publicly disclosed other than in breach of this Agreement, or (viii) to the extent reasonably necessary, in connection with the exercise of any remedy hereunder (provided that upon receipt of such an order, request or demand from any Person other than a regulatory authority having jurisdiction over such Lender described in subclause (iv) or (v) of this subsection 11.15, such Lender shall (x) promptly notify the Borrower thereof and (y) cooperate with the Borrower in any efforts the Borrower may make to oppose or narrow such request or to assure confidentiality for all or any portion of any information delivered).

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   DIGITAL TELEVISION SERVICES, LLC
                                   By:  DTS Management, LLC,
                                        its Manager


                                   By:/s/ Neil Byrne
                                      -----------------------------
                                   Title: Vice President


                                   CANADIAN IMPERIAL BANK OF
                                    COMMERCE, NEW YORK AGENCY, as
                                    Administrative Agent and as a Lender


                                   By:/s/ Lorain Granberg
                                      ----------------------------
                                   Title: Director, CIBC Wood Gundy
                                   Securities, as Agent for Canadian Imperial
                                   Bank of Commerce


                                   MORGAN GUARANTY TRUST COMPANY,
                                    as Syndication Agent and as a Lender


                                   By:/s/ R. Blake Witherington
                                      ----------------------------
                                   Title: Vice President


                                   FLEET NATIONAL BANK, as Documentation
                                    Agent and as a Lender


                                   By:/s/ Stepehn Healy
                                      ----------------------------
                                   Title: Senior Vice President

                                   BANK OF MONTREAL


                                   By:/s/ W.T. Calder
                                      ----------------------------
                                   Title: Director

                                                                              9O


                                   BANQUE PARIBAS


                                   By:/s/ Nicole Cawley
                                      ----------------------------
                                   Title: Vice President


                                   By:/s/ Lynne S. Randall
                                      ----------------------------
                                   Title: Vice President

                                     BANKBOSTON, N.A.


                                     By:/s/Robert F. Milordi
                                        --------------------------
                                     Title: Managaing Director

                                                                      Schedule 2
                                                             to Credit Agreement



                          Applicable Margin Calculation




                                            ABR Loans                                  Eurodollar Loans         Eurodollar
                                            Applicable             ABR Loans              Applicable               Loans
                                              Margin               Applicable               Margin              Applicable
                                            (Revolving               Margin               (Revolving              Margin
           Leverage Ratio                 Credit Loans)           (Term Loans)           Credit Loans)         (Term Loans)
           --------------                 -------------           ------------           -------------         ------------

Greater than or equal to 6.75 to              2.25%                  2.50%                   3.50%                 3.75%
1.00

Less than 6.75 to 1.00 but                    2.00%                  2.25%                   3.25%                 3.50%
greater than or equal to 6.25 to
1.00

Less than 6.25 to 1.00 but                    1.50%                  1.75%                   2.75%                 3.00%
greater than or equal to 5.75 to
1.00

Less than 5.75                                1.25%                  1.50%                   2.50%                 2.75%